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CALCULATION OF REGISTRATION FEE

	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

5.75% Senior Notes due 2023	$300,000,000	$38,640

Guarantees of Senior Notes	—	—	(3)

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act").

(2)
A registration fee of $136,400 has already been paid with respect to securities that were previously registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-186019) originally filed by Bonanza Creek Energy, Inc. on January 15, 2013, a portion of which was not sold thereunder. The aggregate total dollar amount of the filing fee associated with such unsold securities is $84,090. Pursuant to Rule 457(p), the registrant is offsetting such amount that has already been paid against the entire $38,640 registration fee relating to the securities offered by this prospectus supplement.

(3)
In accordance with Rule 457(n) of the Securities Act, no separate fee is payable with respect to guarantees of the senior notes being registered.

Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-197413,
333-197413-01,
333-197413-02,
333-197413-03,
333-197413-04, and
333-197413-05

PROSPECTUS SUPPLEMENT
(to Prospectus dated July 15, 2014)

Bonanza Creek Energy, Inc.

$300,000,000

5.75% Senior Notes due 2023

Bonanza Creek Energy, Inc. is offering $300,000,000 aggregate principal amount of 5.75% Senior Notes due 2023. Interest is payable on February 1 and August 1 of each year, beginning on February 1, 2015. The notes will mature on February 1, 2023.

          The notes will be fully and unconditionally guaranteed on a senior unsecured basis by our existing and future domestic subsidiaries that incur or guarantee certain indebtedness, including indebtedness under our revolving credit facility (the "subsidiary guarantors"). The notes and the guarantees will rank equally in right of payment with our and the subsidiary guarantors' existing and future senior indebtedness, will be effectively junior to all of our and the subsidiary guarantors' existing and future secured indebtedness (to the extent of the value of the assets securing such indebtedness), including indebtedness under our revolving credit facility, will be structurally junior to the debt and other liabilities of any non-guarantor subsidiaries, and will rank senior in right of payment to all of our and the subsidiary guarantors' future subordinated debt.

          We may redeem the notes at any time on or after August 1, 2018 at the redemption prices set forth in this prospectus supplement, together with accrued and unpaid interest, if any, to the date of redemption, and we may redeem the notes prior to August 1, 2018 at the "make-whole" redemption prices described in this prospectus supplement, together with accrued and unpaid interest, if any, to the date of redemption. In addition, we may redeem up to 35% of the notes until August 1, 2017 with an amount of cash equal to the proceeds of certain equity offerings at the redemption price set forth in this prospectus supplement. If we experience specific kinds of changes of control, we must offer to purchase the notes at 101% of the principal amount of the notes, plus accrued and unpaid interest. In some cases we may be required to use proceeds of asset sales to offer to purchase the notes with the net proceeds of the sale at 100% of the principal amount of the notes, plus accrued and unpaid interest.

          The notes offered hereby will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 thereafter.

Investing in the notes involves risks. See "Risk Factors" beginning on page S-19 of this prospectus supplement.

	Per Note	Total
Initial price to public	100.0000%	$300,000,000
Underwriting discounts and commissions(1)	1.9667%	$5,900,100
Proceeds, before expenses, to Bonanza Creek Energy, Inc.	98.0333%	$294,099,900

(1)
See "Underwriting; Conflicts of Interest" for additional information regarding underwriting compensation.

          None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          We expect delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about July 18, 2014.

Joint Book-Running Managers

RBC CAPITAL MARKETS
WELLS FARGO SECURITIES
J.P. MORGAN
KEYBANC CAPITAL MARKETS
BMO CAPITAL MARKETS

Co-Managers

BBVA	IBERIA CAPITAL PARTNERS L.L.C.	SCOTIABANK	SOCIETE GENERALE

CAPITAL ONE SECURITIES	GLOBAL HUNTER SECURITIES	MUFG
STERNE AGEE	SUNTRUST ROBINSON HUMPHREY	US BANCORP

The date of this prospectus supplement is July 15, 2014.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

        You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important that you read and consider all of the information in this prospectus supplement and the information contained in the accompanying prospectus and any other document incorporated by reference in making your investment decision.

        The terms "we," "us," "our," "our company," "the Company" and "Bonanza Creek" refer to Bonanza Creek Energy, Inc. and its subsidiaries, unless the context otherwise requires or where otherwise indicated.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference hereto and thereto contains various statements, including those that express belief, expectation or intention, as well as those that are not statements of historic fact, that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). When used in this prospectus supplement and the accompanying prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project," "plan," "will," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

        Forward-looking statements include statements related to, among other things:

  •
  reserves estimates;

  •
  estimated production for 2014;

  •
  amount and allocation of forecasted capital expenditures and plans for funding capital expenditures and operating expenses;

  •
  ability to modify future capital expenditures;

  •
  the Wattenberg Field being the most prospective area of the Niobrara formation;

  •
  compliance with debt covenants;

  •
  ability to satisfy obligations related to ongoing operations;

  •
  compliance with government regulations;

  •
  adequacy of gathering systems and impact from the lack of available gathering systems and processing facilities in certain areas;

  •
  natural gas, oil and NGL prices and factors affecting the volatility of such prices;

  •
  impact of lower commodity prices;

  •
  the ability to use derivative instruments to manage commodity price risk;

  •
  plans to drill or participate in wells including the intent to focus in specific areas or formations;

  •
  loss of any purchaser of our products;

  •
  our estimated revenues and losses;

  •
  the timing and success of specific projects;

  •
  intentions with respect to acquisitions and divestitures;

  •
  intentions with respect to working interest percentages;

  •
  management and technical team;

  •
  outcomes and effects of litigation, claims and disputes;

S-iii

  •
  our business strategy;

  •
  our ability to replace oil and natural gas reserves;

  •
  impact of recently issued accounting pronouncements;

  •
  our financial position;

  •
  our cash flow and liquidity; and

  •
  other statements concerning our operations, economic performance and financial condition.

        We have based these forward-looking statements on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining actual future results. The actual results or developments anticipated by these forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, and may not be realized or, even if substantially realized, may not have the expected consequences. Actual results could differ materially from those expressed or implied in the forward-looking statements.

        Factors that could cause actual results to differ materially include, but are not limited to, the following:

  •
  the risk factors discussed in this prospectus supplement and the accompanying prospectus and the risk factors discussed in the documents incorporated by reference herein and therein;

  •
  declines or volatility in the prices we receive for our oil, liquids and natural gas;

  •
  general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;

  •
  ability of our customers to meet their obligations to us;

  •
  our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped acreage positions;

  •
  the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

  •
  uncertainties associated with estimates of proved oil and gas reserves and, in particular, probable and possible resources;

  •
  the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental regulation);

  •
  environmental risks;

  •
  seasonal weather conditions and lease stipulations;

  •
  drilling and operating risks, including the risks associated with the employment of horizontal drilling techniques;

  •
  ability to acquire adequate supplies of water for drilling and completion operations;

S-iv

  •
  availability of oilfield equipment, services and personnel;

  •
  exploration and development risks;

  •
  competition in the oil and natural gas industry;

  •
  management's ability to execute our plans to meet our goals;

  •
  risks related to our derivative instruments;

  •
  our ability to attract and retain key members of our senior management and key technical employees;

  •
  ability to maintain effective internal controls;

  •
  access to adequate gathering systems and pipeline take-away capacity to provide adequate infrastructure for the products of our drilling program;

  •
  our ability to secure firm transportation for oil and natural gas we produce and to sell the oil and natural gas at market prices;

  •
  costs and other risks associated with perfecting title for mineral rights in some of our properties;

  •
  continued hostilities in the Middle East and other sustained military campaigns or acts of terrorism or sabotage; and

  •
  other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations or pricing.

        All forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference hereto and thereto are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" and elsewhere in this prospectus supplement and in the section entitled "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2013 and any subsequently filed reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

S-v

SUMMARY

        This summary highlights some of the information contained elsewhere in this prospectus supplement or the accompanying prospectus, or that is incorporated by reference herein or therein and does not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein before making an investment decision. You should carefully consider the information set forth under "Risk Factors" in this prospectus supplement as well as those risks described in our Annual Report on Form 10-K for the year ended December 31, 2013 and any subsequently filed reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, certain statements include forward-looking information that involve risks and uncertainties. See "Cautionary Statement Regarding Forward-Looking Statements." We have provided definitions for certain oil and natural gas terms used in this prospectus supplement in the "Glossary of Oil and Natural Gas Terms."

 Bonanza Creek Energy, Inc.

Overview

        Bonanza Creek is an independent energy company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Our oil and liquids-weighted assets are concentrated primarily in the Wattenberg Field in Colorado, which we have designated the Rocky Mountain region, and the Dorcheat Macedonia Field in Southern Arkansas, which we have designated the Mid-Continent region. In addition, we own and operate oil-producing assets in the North Park Basin in Colorado and the McKamie Patton Field in Southern Arkansas. Our management team has extensive experience acquiring and operating oil and gas properties and significant expertise in horizontal drilling and fracture stimulation, which we believe will contribute to the development of our sizable inventory of projects. As of December 31, 2013, we operated approximately 99% of our proved reserves with an average working interest of approximately 89%, providing us with significant control over the rate of development of our asset base.

        We are currently focused on the horizontal development of the significant resource potential from the Niobrara and Codell formations in the Wattenberg Field, expecting to invest approximately 87% of our 2014 capital budget in this project. The remaining 13% of our 2014 budget is allocated primarily to the vertical development of the Dorcheat Macedonia and McKamie Patton Fields in Southern Arkansas, targeting oil-rich Cotton Valley sands.

        We believe the location, size and concentration of our acreage in our core project areas provide an opportunity to significantly increase production, lower costs and further delineate our resource potential. In 2013, we successfully drilled 134 and completed 121 productive operated wells and participated in drilling 12 and completing 4 productive non-operated wells. The resulting production rates achieved from continuing operations by this program increased sales volumes by 72% over the previous year to 16,172 Boe/d of which 72% was crude oil and natural gas liquids ("NGL"). In 2013, the Rocky Mountain region contributed 66% and the Mid-Continent region contributed 34% to total production. Our average net daily production rate during March 2014 was 22,003 Boe/d, which represents a 79% increase over March 2013.

        On July 8, 2014, we acquired certain assets located in the Wattenberg Field, which we refer to as the "Wattenberg Field Acquisition," that included approximately 700 Boe/d of net production, of which 85% is oil, and 86,000 gross (34,000 net) acres. Total consideration paid consisted of $174.2 million in cash and 853,492 shares of Bonanza Creek common stock. The effective date of the acquisition was June 1, 2014. See " — Recent Developments — Wattenberg Field Acquisition" below.

        In the second quarter of 2012, we began the divestiture process of our non-core properties in California. The California properties were treated as assets held for sale, and production, revenue and expenses associated with these properties were removed from continuing operations and reported as discontinued operations. Those results are included in the following discussions unless otherwise noted. During 2012, we sold the majority of these properties for aggregate consideration of approximately $9.3 million, with one property remaining to be sold as of December 31, 2013. As of March 31, 2014, our remaining California property was sold for $6.0 million. Netherland, Sewell & Associates, Inc., our independent reserve engineers, estimated our net proved reserves, including our remaining California property, as of December 31, 2013, to be as follows:

Estimated Proved Reserves	Crude Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total Proved (MBoe)
Developed
Rocky Mountain	13,660	38,017	—	19,996
Mid-Continent	6,982	21,233	1,619	12,140
California(3)	12	—	—	12

	20,654	59,250	1,619	32,148

Undeveloped
Rocky Mountain	18,461	63,229	—	28,999
Mid-Continent	4,431	17,135	1,317	8,604
California(3)	—	—	—	—

	22,892	80,364	1,317	37,603

Total Proved	43,546	139,614	2,936	69,751

					Production for the Three Months Ended March 31, 2014
	Estimated Proved Reserves at December 31, 2013(1)
					Average Net Daily Production (Boe/d)		Estimated 2014 Capital Expenditures ($ in millions)
	Total Proved (MBoe)	% of Total	% Proved Developed	PV-10 ($ in millions)(2)		% of Total
Rocky Mountain	48,995	70%	41%	$908.9	14,099	72%	$500 - 540
Mid-Continent	20,744	30%	59%	318.1	5,602	28%	75 - 85
California(3)	12	0%	100%	0.2	40	0%	—

Total	69,751	100%	46%	$1,227.2	19,741	100%	$575 - 625

(1)
Proved reserves and related future net revenue and PV-10 were calculated using prices equal to the twelve-month unweighted arithmetic average of the first-day-of-the-month commodity prices for each of the preceding twelve months, which were $96.91 per Bbl WTI of oil/condensate and $3.67 per MMBtu HH of natural gas. Adjustments were then made for location, grade, transportation, gravity, and Btu content, which resulted in a decrease of $4.88 per Bbl and an increase of $1.00 per MMBtu.

(2)
PV-10 is a non-GAAP financial measure and represents the present value of estimated future cash inflows from proved crude oil and natural gas reserves, less future development and production costs, discounted at 10% per annum to reflect timing of future cash inflows and using the twelve-month unweighted arithmetic average of the first-day-of-the-month commodity prices, after adjustment for differentials in location and quality, for each of the preceding twelve months. We believe that PV-10 provides useful information to investors as it is widely used by professional analysts and sophisticated investors when evaluating oil and gas companies. We believe that PV-10 is relevant and useful for evaluating the relative monetary significance of our reserves. Professional analysts and sophisticated investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies' reserves. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, we believe the use of a pre-tax measure is valuable in evaluating our reserves. PV-10 is not intended to represent the current market value of our estimated reserves. PV-10 differs from Standardized Measure of Discounted Future Net Cash Flows ("Standardized Measure") because PV-10 does not include the effect of future income taxes. See "Summary Reserves and Operations Data — Reconciliation of PV-10 to Standardized Measure" below. PV-10 may not be comparable to similar measures used in our various agreements, including our revolving credit facility and the indenture that will govern the notes.

(3)
The Company sold its remaining California asset during the first quarter of 2014.

Our Core Operations

        Our operations are mainly focused in the Wattenberg Field in the Rocky Mountain region and in the Dorcheat Macedonia Field in the Mid-Continent region.

Rocky Mountain Region

        The two main areas in which we operate in the Rocky Mountain region are the Wattenberg Field in Weld County, Colorado and the North Park Basin in Jackson County, Colorado.

        The bulk of our operations are in the oil and liquids-weighted extension area of the Wattenberg Field targeting the Niobrara and Codell formations. As of December 31, 2013, our Wattenberg position consisted of approximately 40,000 gross (35,500 net) acres and we have maintained an active leasing program throughout 2014. We own 3-D seismic surveys covering substantially all of our acreage in the Wattenberg Field, excluding the assets acquired in the Wattenberg Field Acquisition, which helps provide efficient and targeted operations. Our estimated proved reserves at December 31, 2013 in the Wattenberg Field were 48,725 MBoe. As of March 31, 2014, we had a total of 314 producing wells, of which 142 were horizontal wells, and our average daily production during March 2014 was approximately 16,471 Boe/d, of which 95% came from horizontal wells. Our working interest for all producing wells averages approximately 88% and our net revenue interest is approximately 72%. On July 8, 2014, we acquired an additional 86,000 gross (34,000 net) acres and net production of approximately 700 Boe/d in the Wattenberg Field from a privately held operator. See "— Recent Developments — Wattenberg Field Acquisition" below.

        Since 2011, we have successfully used horizontal drilling and multi-stage fracture stimulation techniques to achieve significantly improved recoveries from the Niobrara and Codell formations in the Wattenberg Field. We are continuing to develop the Niobrara B bench at 80-acre spacing, while testing the Niobrara C bench and Codell as well as further down-spacing and extended reach laterals. Since we began our horizontal Niobrara B bench development program in 2011, through March 31, 2014, we have drilled and completed 120 Niobrara B bench wells, of which 117 are approximately 4,000 foot laterals, 17 of which are on 40-acre spacing, and three are extended reach laterals of greater than 9,000 feet. We began testing Niobrara B bench wells on 40-acre spacing in 2013. The first two of these wells were drilled as offsets to an existing well and produced 30-day average initial production rates of approximately 418 Boe/d, of which 80% is crude oil. Our subsequent four well pilot test of the Niobrara B bench at 40-acre spacing achieved 30-day average initial production rates of 343 Boe/d, of which 83% is crude oil with 60-day average initial production rates of 291 Boe/d, of which 77% is crude oil. We have commenced 11 more 40-acre well spacing tests in 2014 with a reported average 30-day initial production rate for seven of the wells of 434 Boe/d, of which 79% is crude oil. We have drilled three extended reach lateral wells targeting the Niobrara B bench, and have average 30-day initial production rates of 704 Boe/d, of which 81% is crude oil, and 60-day initial production rates of 671 Boe/d, of which 76% is crude oil. We believe our acreage position has been fully delineated for the Niobrara B bench and expect this horizon to be a primary source of future production growth.

        Our testing in the Niobrara C bench and Codell formation has been successful and supports future delineation and development drilling. We have drilled 12 wells in the Niobrara C bench with average 30-day initial production rates of 450 Boe/d, of which 79% is crude oil. We are continuing to test the Codell formation, which we deem to be prospective on approximately 18,000 of our net acres, with seven of our first eight horizontal Codell wells achieving an average 30-day initial production rate of 472 Boe/d, of which 75% is crude oil, and six of our first eight wells achieving an average 60-day initial production rate of 407 Boe/d, of which 71% is crude oil.

Mid-Continent Region

        In Southern Arkansas, we target the oil-rich Cotton Valley sands in the Dorcheat Macedonia and McKamie Patton Fields. Our average working interest and net revenue interest on all producing wells is approximately 84% and 71%, respectively, and all of our acreage is held by production in the Mid-Continent region. As of December 31, 2013, our estimated proved reserves in this region were approximately 20,744 MBoe. For the three months ended March 31, 2014, we drilled and completed 10 wells, and our average net daily production was 5,532 Boe/d during March 2014. In the Dorcheat Macedonia Field, we have drilled 14 wells to test 5-acre down-spacing and positive early results warrant further testing across our acreage.

        Gas Processing Facilities.    Our Mid-Continent gas processing facilities are located in Lafayette and Columbia counties in Arkansas and are strategically located to serve our production in the region. In the aggregate, our Arkansas gas processing facilities have approximately 40 MMcf/d of capacity with 86,000 gallons per day of associated natural gas liquids capacity. Our ownership of these facilities and related gathering pipeline provides us with the benefit of controlling processing and compression of our natural gas production and timing of connection to our newly completed wells.

2014 Capital Program

        Our anticipated 2014 capital budget for drilling, completion and associated field and midstream infrastructure is in a range of $575 million to $625 million which, at the midpoint of the range, represents an increase of 34% over capital spending during 2013 of $447.1 million. We plan to spend approximately $500 million to $540 million or 87% of our total 2014 budget in the Rocky Mountain region. Projected drilling, completion and infrastructure expenditures in the Wattenberg Field will account for approximately 99% of the capital allocated to the Rocky Mountain region. In the Mid-Continent region, we plan to spend approximately $75 million to $85 million during 2014. In total, we plan to spend approximately $545 million on operated drilling and completion activities with the remainder allocated to non-operated drilling and completion activities, field infrastructure and maintenance operations. The ultimate amount of capital we will expend may fluctuate materially based on, among other things, market conditions, the success of our drilling results as the year progresses and changes in the borrowing base under our revolving credit facility.

Our Business Strategies

        Our primary goal is to increase stockholder value by investing capital in projects that provide attractive rates of return relative to our cost of capital, and increase our production, proved reserves and cash flow. We intend to accomplish this by focusing on the following key strategies:

  •
  Increase Production from Wattenberg Horizontal Opportunities and Develop Additional Resource Potential in Both of our Core Areas.  We intend to continue to develop the Niobrara and Codell formations utilizing horizontal drilling. While we are focused on the Niobrara B bench, primarily using 4,000 foot laterals, we have begun, and plan to continue, to develop the Niobrara C bench and Codell formations as well as to test extended reach lateral drilling in the Wattenberg Field and down-spacing concepts. We intend to continue drilling to test 5-acre down-spacing in the Dorcheat Macedonia Field. We expect to continue to generate profitable, long-term reserve and production growth predominantly through repeatable, lower-risk development drilling on our assets, which have multiple resource horizons.

  •
  Pursue Ongoing Growth Through Acquisitions.  Similar to our recent Wattenberg Field Acquisition, we intend to pursue bolt-on acquisitions in the Wattenberg Field and in Southern Arkansas where we can take advantage of our core operational and engineering competencies. In addition, we will evaluate acquisitions of other opportunities where we believe the application of our core competencies will enhance stockholder value.

  •
  Maintain High Degree of Operatorship.  We currently have and intend to maintain a high working interest in our assets, thereby allowing us to leverage our technical, operating and management skills and control the timing of our capital expenditures.

  •
  Manage Risk Exposure.  In order to achieve more predictable cash flow and to reduce our exposure to adverse fluctuations in oil prices, we have entered into and intend in the future to enter into derivative contracts for a significant portion of our expected oil and natural gas production.

Our Competitive Strengths

        We believe the following combination of strengths will enable us to implement our strategies:

  •
  High Quality Asset Base with Oil and Liquids-Weighted Growth.  With the recently closed Wattenberg Field Acquisition, we have accumulated approximately 70,000 net acres in the Wattenberg Field prospective for the Niobrara formation, of which we deem approximately 18,000 net acres to be prospective for the Codell formation based on the results of our initial eight horizontal wells. We will continue to test our remaining Wattenberg Field acreage to prove out the Codell formation. Our acreage is in an area noted for its high net oil and liquids content, with oil and NGLs comprising approximately 67% of proved reserves at December 31, 2013 and approximately 71% of production at March 31, 2014, yielding strong economic returns at current commodity prices. We believe our acreage position represents a large inventory of high value, ready-to-drill potential locations with significant upside potential and that the consistently positive results in this play by ourselves and other operators validate our investment and the continued development of the area. We believe adequate gathering systems and takeaway capacity are in place in this area, enabling a short time period from well completion to first product sales.

  •
  Contiguous Nature of Our Leasehold.  Our acreage positions in the Wattenberg Field and in the Mid-Continent region are highly contiguous which allows for more efficient field operations. In the Wattenberg Field, we believe our leasehold is particularly advantaged for development with horizontal wells and extended reach laterals.

  •
  High Degree of Operational Control.  As of December 31, 2013, we operated approximately 99% of our proved reserves with an average working interest of approximately 89% providing us with significant control over the rate of development of our asset base. This allows us to employ the drilling and completion techniques we believe to be most effective, manage costs and control the timing and allocation of our capital expenditures.

  •
  Gas Processing Capability in Southern Arkansas.  We own three gas processing facilities and 150 miles of gathering pipeline that principally serve our production from the Dorcheat Macedonia Field and our McKamie Patton Field properties. We believe the ownership of this gathering and processing infrastructure allows us to better control the timing of the development of our reserves and improves our economics in Southern Arkansas

  •
  Experienced Management Team with Proven Track Record.  Our senior management team has extensive experience in the oil and gas industry. Our senior technical team averages more than 30 years of industry experience, including experience in multiple North American resource plays and basins. We believe our management and technical team is one of our principal competitive strengths due to its proven track record in identification, acquisition and execution of resource conversion opportunities. In addition, this team possesses substantial expertise in horizontal drilling techniques and fracture stimulation.

  •
  Financial Flexibility.  Our capital structure is intended to provide a high degree of financial flexibility to grow our asset base, both through organic projects and opportunistic acquisitions. As of March 31, 2014, on an as adjusted basis to give effect to the borrowings under our revolving credit facility in connection with the Wattenberg Field Acquisition, as well as to this offering and the application of the net proceeds therefrom as described in

    "Use of Proceeds," we would have had total liquidity of approximately $614.8 million, comprised of $364 million of availability under our revolving credit facility and approximately $250.8 million of cash on hand. We also employ a disciplined approach to the management of leverage and the governance of our organic capital spending programs with a long-term target leverage ratio at approximately 2.0x net debt/EBITDAX or lower.

Recent Developments

Wattenberg Field Acquisition

        On July 8, 2014, we closed our acquisition of approximately 86,000 gross (34,000 net) acres of oil and gas properties, leasehold mineral interests and related assets located in Weld County, Colorado, in the Wattenberg Field from a privately held operator. We paid $174.2 million in cash and issued 853,492 shares of our common stock for the acquired assets, which have current net production of approximately 700 Boe/d, of which 85% is oil. Proved developed reserves on the acquired properties at the time of closing are not estimated to be significant. Our average working interest in the acquired properties is 40%; however, for approximately 23,000 net acres of the acquired properties, we have an average working interest of 63%. In connection with the Wattenberg Field Acquisition, we entered into a Registration Rights Agreement with respect to the shares of common stock issued at closing. Under the Registration Rights Agreement, and subject to certain terms and conditions, we are required to prepare and file a registration statement with the SEC within 30 days of the closing of the transaction registering the resale from time to time of the shares of common stock issued in connection with the Wattenberg Field Acquisition.

Amendment to Our Revolving Credit Facility

        On May 14, 2014, we amended our revolving credit facility to, among other things, (i) increase the credit facility from $600 million to $1 billion, (ii) increase the borrowing base from $450 million to $525 million (we have elected to currently limit bank commitments to $400 million; however, we have the option to access, subject to lender consent, the full borrowing base) and (iii) reduce the effective interest rate on future borrowings under the credit facility by 0.25%. We expect that our borrowing base will be reduced to $450 million as a result of this offering.

Corporate Information

        Our principal executive offices are located at 410 17th Street, Suite 1400, Denver, Colorado 80202. The telephone number at our principal executive offices is (720) 440-6100 and our website address is www.bonanzacrk.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider the information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

        The summary below describes the principal terms of the notes offered hereby. Some of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed summary of the terms and conditions of the notes offered hereby, see the "Description of Notes" section of this prospectus supplement.

Issuer	Bonanza Creek Energy, Inc.
Notes Offered	$300,000,000 aggregate principal amount of 5.75% senior notes due 2023
Issue Price	100.00% of principal amount
Maturity	February 1, 2023
Interest	5.75% per annum
Interest Payment Dates	February 1 and August 1 of each year, commencing February 1, 2015
Ranking	The notes will be our general unsecured obligations. The notes will rank:
• equally in right of payment with all of our existing and future senior debt;
• senior in right of payment to all of our future subordinated indebtedness;

•

effectively junior to (i) our existing and future secured indebtedness, including indebtedness under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness and (ii) claims preferred by operation of law; and

• structurally junior to all existing and future debt and other liabilities (including trade payables) of any subsidiaries that are not guarantors of the notes.

As of July 11, 2014, after giving effect to this offering and the application of the net proceeds therefrom as described under "Use of Proceeds," we and our subsidiaries would have had $364 million of unused capacity under our revolving credit facility and no outstanding borrowings thereunder, exclusive of $36.0 million of outstanding letters of credit. All obligations under our revolving credit facility are secured, and as a result, are effectively senior to the notes and the guarantees of the notes by the subsidiary guarantors (as defined in "— Subsidiary Guarantees") (to the extent of the value of the collateral securing such obligations).

Subsidiary Guarantees	The notes will be jointly and severally guaranteed on a senior unsecured basis by our existing and future domestic subsidiaries that guarantee or are borrowers under our revolving credit facility or certain other indebtedness, which we refer to as the "subsidiary guarantors." The guarantees of the notes will rank:
• equally in right of payment with all of the existing and future senior debt of our subsidiary guarantors;
• senior in right of payment to all of the future subordinated indebtedness of our subsidiary guarantors;

•

effectively junior to (i) all existing and future secured indebtedness of our subsidiary guarantors, including their guarantees under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness and (ii) claims preferred by operation of law; and

• structurally junior to all existing and future debt and other liabilities (including trade payables) of any subsidiaries of the guarantors that are not guarantors of the notes.
Optional Redemption
Beginning on August 1, 2018, we may on any one or more occasions redeem some or all of the notes at the redemption prices listed under "Description of Notes — Optional Redemption" in this prospectus supplement, together with any accrued and unpaid interest on the notes to the date of redemption. Prior to August 1, 2018, we may on any one or more occasions redeem some or all of the notes at a "make-whole" redemption price described under "Description of Notes — Optional Redemption" in this prospectus supplement, together with accrued and unpaid interest to the date of redemption.

In addition, on any one or more occasions prior to August 1, 2017, we may redeem up to 35% of the notes with an amount of cash not greater than the net cash proceeds of certain sales of our equity securities at 105.75% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the notes originally issued under the indenture remains outstanding after such redemption and the redemption occurs within 90 days after the date of the closing of such equity offering. See "Description of Notes — Optional Redemption" in this prospectus supplement.

Change of Control	Upon a change of control (as defined under "Description of Notes — Certain Definitions" in this prospectus supplement), we must offer to repurchase the notes at 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of repurchase.
Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
• pay dividends on, repurchase or redeem our capital stock or repurchase or redeem our subordinated debt;
• make certain investments;
• incur or guarantee additional indebtedness or issue preferred stock;
• create or incur certain liens;
• sell or transfer assets;
• consolidate, merge or transfer all or substantially all of our assets;
• enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;
• engage in transactions with affiliates; and
• create unrestricted subsidiaries.
The covenants set forth in the indenture are subject to important exceptions and qualifications that are described under "Description of Notes" in this prospectus supplement.

If the notes achieve an investment grade rating from each of Moody's Investors Service, Inc. ("Moody's) and Standard & Poor's Ratings Services ("Standard & Poor's") and no default has occurred and is continuing, many of these covenants will be suspended. See "Description of Notes — Certain Covenants — Suspension of Covenants if Notes Rated Investment Grade" in this prospectus supplement.
Trustee	Wells Fargo Bank, N.A.
Governing Law	The notes will be and the indenture is governed by New York law.

Use of Proceeds	We expect to receive net proceeds of approximately $293.7 million from this offering, after deducting the underwriters' discounts and commissions and estimated offering expenses. We intend to use the net proceeds of this offering to repay all of the outstanding borrowings under our revolving credit facility, which totaled approximately $230.0 million as of July 11, 2014. We intend to use the remaining net proceeds of this offering for general corporate purposes, which may include funding our drilling and development program and capital expenditures. See "Use of Proceeds."
Affliates of several of the underwriters are lenders under our revolving credit facility and, accordingly, will receive a portion of the net proceeds from this offering.
Conflicts of Interests
A portion of the net proceeds from this offering will be used to repay borrowings under our revolving credit facility. Because affiliates of RBC Capital Markets, LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp., BBVA Securities Inc., IBERIA Capital Partners L.L.C. and SG Americas Securities, LLC are lenders under our revolving credit facility and will each receive 5% or more of the net proceeds of this offering due to such repayment, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp., BBVA Securities Inc., IBERIA Capital Partners L.L.C. and SG Americas Securities, LLC are deemed to have a "conflict of interest" under Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). As a result, this offering will be conducted in accordance with FINRA Rule 5121, which requires, among other things, that a "qualified independent underwriter" has participated in the preparation of, and has exercised the usual standards of "due diligence" with respect to, the preparation of this prospectus supplement. Capital One Securities, Inc. has agreed to act as qualified independent underwriter for the offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 of the Securities Act. See "Use of Proceeds" and "Underwriting; Conflicts of Interest."
Risk Factors	See "Risk Factors" beginning on page S-19 for a discussion of factors you should carefully consider before investing in the notes.

SUMMARY HISTORICAL FINANCIAL DATA

        The following tables set forth selected historical financial data of Bonanza Creek Energy, Inc. as of and for the periods indicated.

        The consolidated statements of operations data for the years ended December 31, 2013, 2012 and 2011 are derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement. The consolidated statements of operations data for the three months ended March 31, 2014 and 2013 are derived from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement.

        The consolidated balance sheets data as of December 31, 2013, 2012 and 2011 are derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement. The consolidated balance sheets data as of March 31, 2014 and 2013 are derived from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement.

	Bonanza Creek Energy, Inc.
	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(in thousands)
Statements of Operations Data:
Revenues:
Oil sales	$103,747	$65,677	$357,001	$195,175	$79,568
Natural gas sales	18,515	8,580	46,490	19,795	13,442
Natural gas liquids and CO2 sales	5,133	4,050	18,369	16,235	12,714

Total revenues	127,395	78,307	421,860	231,205	105,724

Operating expenses:
Lease operating	17,082	11,131	47,771	30,695	18,253
Severance and ad valorem taxes	10,749	4,812	27,203	13,674	5,918
Exploration	1,083	562	4,213	10,715	878
Depreciation, depletion and amortization	41,132	23,363	140,176	66,202	28,014
Impairment of oil and gas properties(2)	—	—	—	611	623
General and administrative	16,917	8,788	42,864	26,922	13,176
Employee stock compensation(1)	6,797	4,378	12,638	4,483	4,437

Total operating expenses	93,760	53,034	274,865	153,302	71,299

Income from operations	33,635	25,273	146,995	77,903	34,425
Other income (expense):
Derivative gain (loss)	(8,778)	(5,116)	(12,472)	925	(2,799)
Interest expense	(9,335)	(1,963)	(21,972)	(4,133)	(4,017)
Other income (loss)	51	137	(43)	(133)	(110)

Total other expense	(18,062)	(6,942)	(34,487)	(3,341)	(6,926)

Income from continuing operations before taxes	15,573	18,331	112,508	74,562	27,499
Income tax expense	(5,996)	(7,058)	(42,926)	(29,991)	(12,890)

Income from continuing operations	9,577	11,273	69,582	44,571	14,609

Discontinued operations
Loss from operations associated with oil and gas properties held for sale (including impairments in 2012 and 2011 of $1.6 million and $3.4 million, respectively)(2)	(85)	(27)	(644)	(927)	(3,610)
Gain on sale of oil and gas properties	6,514	—	—	4,192	—
Income tax (expense) benefit	(2,475)	10	246	(1,313)	1,692

(Loss) income from discontinued operations	3,954	(17)	(398)	1,952	(1,918)

Net income	$13,531	$11,256	$69,184	$46,523	$12,691

(1)
Employee stock compensation for the year ended December 31, 2013 includes $2.5 million in expense incurred with the distribution of shares of our common stock from the BCEC Investment Trust to certain former employees in February 2013. The shares were originally issued to the employees in December 2010 and held in trust in connection with our December 2010 corporate restructuring.

(2)
The impairments for 2012 were related to one non-core field in Southern Arkansas and our legacy California assets that were written down due to their expected sales price. The impairments for 2011 were related to steam flooding results in our legacy California assets that were lower than expected and one non-core field in Southern Arkansas due to the loss of a lease.

	As of March 31,		As of December 31,
	2014	2013	2013	2012	2011
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$131,343	$3,170	$180,582	$4,268	$2,090
Property and equipment, net	1,379,200	982,610	1,267,249	943,175	618,229
Oil and gas properties held for sale, less accumulated depreciation	—	572	360	582	9,896
Total assets	1,620,144	1,048,750	1,545,935	1,002,490	664,349
Long-term debt	508,540	191,500	508,847	158,000	6,600
Total stockholders' equity	671,895	591,243	656,028	578,518	527,982

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(in thousands)
Statement of Cash Flows Data:
Net cash provided by operating activities	$77,684	$39,799	$307,015	$157,636	$60,627
Net cash used in investing activities	(122,296)	(71,436)	(465,223)	(305,277)	(161,926)
Net cash provided by financing activities	(4,627)	30,540	334,522	149,819	103,389
Other Data:
Adjusted EBITDAX(1)	80,453	52,340	292,440	162,060	68,577
Drilling capital expenditures	151,888	61,360	447,129	340,881	165,467

(1)
Adjusted EBITDAX is a supplemental non-GAAP financial measure. For a definition of Adjusted EBITDAX and a reconciliation of Adjusted EBITDAX to our net income (loss), see " — Adjusted EBITDAX."

Adjusted EBITDAX

        Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies and is not a measure of net income or cash flows as determined by GAAP.

        Management believes Adjusted EBITDAX is useful because it allows investors to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed below from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies, and may not be comparable to similarly titled measures used in our various agreements, including our revolving credit facility and the indenture that will govern the notes. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(in thousands)
Net Income Reconciliation to Adjusted EBITDAX
Net income	$13,531	$11,256	$69,184	$46,523	$12,691
Derivative (gain) loss	8,778	5,116	12,472	(925)	2,799
Derivative cash settlements	(2,227)	(1,507)	(11,330)	(724)	(3,024)
Income tax expense	8,471	7,048	42,680	31,304	11,198
(Gain) on sale of properties	(6,514)	—	—	(4,192)	—
Interest expense	9,335	1,963	21,972	4,133	4,017
Depreciation, depletion and amortization	41,199	23,467	140,546	68,445	31,508
Impairment of oil and gas properties	—	—	—	2,259	4,067
Stock-based compensation	6,797	4,378	12,638	4,483	4,437
Exploration expenses	1,083	619	4,278	10,754	884

Adjusted EBITDAX	$80,453	$52,340	$292,440	$162,060	$68,577

SUMMARY RESERVES AND OPERATIONS DATA

        The table below summarizes our estimated proved reserves at December 31, 2013, 2012, and 2011. The proved reserve estimates have been derived from engineering reports prepared by Netherland, Sewell & Associates, Inc., independent reserve engineers for the proved reserve estimates at December 31, 2013, and Cawley, Gillespie & Associates, Inc., independent reserve engineers for the proved reserve estimates at December 31, 2012 and 2011.

	As of December 31,
	2013	2012	2011
Estimated Proved Reserves(1):
Crude oil (MMBbls)	43.5	30.2	24.6
Natural gas (Bcf)	139.6	118.5	93.0
Natural gas liquids (MMBbls)	2.9	3.1	3.6

Total proved (MMBoe)(2)	69.8	53.0	43.7

Proved developed producing (MMBoe)(2)	27.8	16.6	11.2
Proved developed non-producing (MMBoe)(2)	4.4	7.2	5.8

Total proved developed (MMBoe)(2)	32.2	23.8	17.0
Proved undeveloped (MMBoe)(2)	37.6	29.2	26.7

(1)
Proved reserves were calculated using prices equal to the twelve-month unweighted arithmetic average of the first-day-of-the-month prices for each of the preceding twelve months, which were $96.91 per Bbl WTI of oil/condensate and $3.67 per MMBtu HH of natural gas, $94.71 per Bbl WTI of oil/condensate and $2.76 per MMBtu HH of natural gas, and $96.19 per Bbl WTI of oil/condensate and $4.12 per MMBtu HH of natural gas for the years ended December 31, 2013, 2012 and 2011 respectively. Adjustments were made for location and the grade of the underlying resource.

(2)
Determined using the ratio of six Mcf of natural gas being equivalent to one Bbl of crude oil.

PV-10

        PV-10 is derived from the Standardized Measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. PV-10, however, is not a substitute for the Standardized Measure. Our PV-10 measure and the Standardized Measure do not purport to present the fair value of our oil and natural gas reserves. PV-10 may not be comparable to similar measures used in our various agreements, including our revolving credit facility and the indenture that will govern the notes.

Reconciliation of PV-10 to Standardized Measure

        The following table provides a reconciliation of our PV-10 to Standardized Measure:

	As of December 31,
	2013	2012	2011
	(in millions)
PV-10	$1,227.2	$834.7	$794.0
Estimated Taxes	(301.9)	(151.3)	(127.8)

Standardized Measure	$925.3	$683.4	$666.2

Operations Data

        The following table sets forth information regarding oil and natural gas production, revenues and realized prices and production costs for the periods indicated. For additional information on price calculations, please see information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the period ended March 31, 2014, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2014(1)	2013(1)	2013(1)	2012(1)	2011
Oil:
Total Production (MBbls)	1,164.2	725.2	3,887.2	2,191.0	887.4
Wattenberg Field	893.4	450.9	2,775.6	1,190.8	400.8
Dorcheat Macedonia Field	247.4	217.0	925.2	789.5	359.8
Average sales price (per Bbl), including hedges(2)	$87.65	$88.28	$88.82	$88.40	$85.51
Average sales price (per Bbl), excluding hedges(2)	$89.11	$90.56	$91.84	$89.08	$89.67
Natural Gas:
Total Production (MMcf)	3,089.2	1,846.1	9,975.9	5,473.2	2,773.1
Wattenberg Field	2,199.4	1,110.7	6,269.1	2,485.6	1,072.2
Dorcheat Macedonia Field	891.9	732.8	3,598.3	2,973.8	1,642.2
Average sales price (per Mcf), including hedges(2)	$5.82	$4.73	$4.70	$3.76	$5.09
Average sales price (per Mcf), excluding hedges(2)	$5.99	$4.65	$4.66	$3.62	$4.85
Natural Gas Liquids:
Total Production (MBbls)	94.0	74.7	352.8	284.7	183.8
Wattenberg Field	3.5	1.1	10.2	—	—
Dorcheat Macedonia Field	90.5	73.6	342.6	284.7	183.8
Average sales price (per Bbl), including hedges	$54.53	$53.40	$51.74	$55.54	$67.23
Average sales price (per Bbl), excluding hedges	$54.53	$53.40	$51.74	$55.54	$67.23
Oil Equivalents:
Total Production (MBoe)	1,773.1	1,107.6	5,902.7	3,387.9	1,533.4
Wattenberg Field	1,263.4	637.1	3,830.7	1,605.0	579.5
Dorcheat Macedonia Field	486.6	412.7	1,867.5	1,569.8	817.3
Average daily production (Boe/d)	19,701.0	12,306.4	16,171.8	9,257.0	4,201.1
Wattenberg Field	14,037.9	7,079.0	10,495.0	4,385.4	1,587.7
Dorcheat Macedonia Field	5,406.3	4,585.8	5,116.4	4,289.1	2,239.2
Average Production Costs (per Boe)	$9.63	$10.05	$8.09	$9.06	$13.37

(1)
Amounts reflect results for continuing operations and exclude results for discontinued operations related to non-core properties in California sold or held for sale as of December 31, 2012.

(2)
Excludes ad valorem and severance taxes.

RISK FACTORS

        The following risk factors have been prepared after giving effect to the offering of the notes described in this prospectus supplement. You should carefully consider the risk factors described below, together with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequently filed reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to purchase any of the notes. The risks described below are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

Risks Related to the Notes

Our leverage and debt service obligations may adversely affect our financial condition, results of operations, business prospects and our ability to make payments on the notes.

        As of July 11, 2014, we had total borrowings of approximately $230.0 million outstanding under our revolving credit facility and $259.0 million available for future secured borrowings thereunder. As of July 11, 2014, after giving effect to this notes offering and the application of the net proceeds therefrom as described in "Use of Proceeds," we would have had approximately $800.0 million of total indebtedness, including the notes, and additional borrowing capacity of $364 million under our revolving credit facility. Our level of indebtedness could affect our operations in several ways, including the following:

  •
  require us to dedicate a substantial portion of our cash flow from operations to service our existing debt, thereby reducing the cash available to finance our operations and other business activities;

  •
  limit management's discretion in operating our business and our flexibility in planning for or reacting to changes in our business and the industry in which we operate;

  •
  increase our vulnerability to downturns and adverse developments in our business and the economy generally;

  •
  limit our ability to access the capital markets to raise capital on favorable terms or to obtain additional financing for working capital, capital expenditures or acquisitions or to refinance existing indebtedness;

  •
  place restrictions on our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations;

  •
  make it more likely that a reduction in our borrowing base following a periodic redetermination could require us to repay a portion of our then-outstanding bank borrowings;

  •
  make us vulnerable to increases in interest rates as our indebtedness under any revolving credit facility may vary with prevailing interest rates;

  •
  place us at a competitive disadvantage relative to competitors with lower levels of indebtedness in relation to their overall size or less restrictive terms governing their indebtedness; and

  •
  make it more difficult for us to satisfy our obligations under the notes or other debt and increase the risk that we may default on our debt obligations.

The notes and the guarantees will be unsecured obligations and will be effectively subordinated to all of our existing and future secured indebtedness and structurally subordinated to the existing and future indebtedness of any non-guarantor subsidiaries.

        The notes and the guarantees will be general unsecured senior obligations ranking effectively junior to all of our existing and future secured indebtedness (including all borrowings under our revolving credit facility) to the extent of the value of the collateral securing such indebtedness.

        If we or a guarantor is declared bankrupt, become insolvent or are liquidated or reorganized, the holders of our secured indebtedness or the secured indebtedness of such guarantor will be entitled to be paid in full from the proceeds of the assets, if any, securing such indebtedness before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably in any remaining proceeds with all holders of our unsecured indebtedness, including unsecured indebtedness incurred after the notes are issued that does not rank junior to the notes, including trade payables and all of our other general indebtedness, based on the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient funds to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

        As of July 11, 2014, after giving effect to the issuance and sale of the notes and the application of the net proceeds therefrom as described in "Use of Proceeds," we and the subsidiary guarantors would have had total consolidated indebtedness under the senior notes of $800.0 million, and we would have been able to incur $364 million of secured indebtedness under our revolving credit facility. For further discussion, see "Description of Other Indebtedness."

        The notes will also be structurally subordinated to any indebtedness and other liabilities of any subsidiaries that do not guarantee the notes. The indenture governing the notes permits us to form or acquire additional subsidiaries that are not guarantors of the notes, so long as they do not guarantee any of our other indebtedness. Holders of the notes will have no claim as a creditor against any of our non-guarantor subsidiaries. See "Description of Notes — Brief Description of the Notes and the Note Guarantees — The Note Guarantees" in this prospectus supplement.

We and the subsidiary guarantors may incur substantial additional indebtedness. This could increase the risks associated with the notes.

        Subject to the restrictions in the indenture governing the notes and in other instruments governing our other outstanding indebtedness (including our revolving credit facility), we and our subsidiaries may incur substantial additional indebtedness (including secured indebtedness) in the future. Although the indenture governing the notes and our revolving credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to waiver and a number of significant qualifications and exceptions, and indebtedness incurred in compliance with these restrictions could be substantial.

        If we or a guarantor incur any additional indebtedness that ranks equally with the notes (or with the guarantees thereof), including additional unsecured indebtedness or trade payables, the holders of that indebtedness will be entitled to share ratably with holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or a guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the notes in connection with such a distribution.

        Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

  •
  we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

  •
  increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

  •
  depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

We cannot assure you that we will be able to maintain or improve our leverage position.

        An element of our business strategy involves maintaining a disciplined approach to financial management. However, we are also seeking to acquire, exploit and develop additional reserves which may require the incurrence of additional indebtedness. Although we will seek to maintain or improve our leverage position, our ability to maintain or reduce our level of indebtedness depends on a variety of factors, including future performance and our future debt financing needs. General economic conditions, oil, NGL and natural gas prices and financial, business and other factors will also affect our ability to maintain or improve our leverage position. Many of these factors are beyond our control.

Our revolving credit facility and the indenture governing the notes have restrictive covenants that could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

        Our revolving credit facility and the indenture governing the notes contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests.

        Our ability to borrow under our revolving credit facility is subject to compliance with certain financial covenants, including the maintenance of certain financial ratios, including a minimum current ratio, a maximum leverage ratio and a minimum interest coverage ratio. See "Description of Other Indebtedness."

        In addition, our revolving credit facility and the indenture governing the notes contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

  •
  incur or guarantee additional indebtedness;

  •
  issue preferred stock;

  •
  sell or transfer assets;

  •
  pay dividends on, redeem or repurchase our capital stock;

  •
  repurchase or redeem our subordinated debt;

  •
  make certain investments;

  •
  create or incur liens;

  •
  engage in transactions with affiliates;

  •
  create unrestricted subsidiaries;

  •
  enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

  •
  enter into sale-leaseback transactions; and

  •
  consolidate, merge or transfer all or substantially all of our assets.

        See "Description of Other Indebtedness" herein and "Description of Notes — Certain Covenants" in this prospectus supplement. Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our indebtedness. We would not have sufficient working capital to satisfy our debt obligations in the event of an acceleration of all or a significant portion of our outstanding indebtedness.

        We may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants contained in our revolving credit facility and the indenture governing the notes. Our ability to comply with the financial ratios and financial condition tests under our revolving credit facility may be affected by events beyond our control and, as a result, we may be unable to meet these ratios and financial condition tests. These financial ratio restrictions and financial condition tests could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general or otherwise conduct necessary corporate activities.

The borrowing base under our revolving credit facility is subject to periodic redetermination and will be reduced as a result of this offering.

        The borrowing base under our revolving credit facility is redetermined at least semi-annually. The lenders holding 66 2/3% of the aggregate commitments thereunder may request one additional redetermination in each six-month period. In addition, we may request one additional redetermination in each six-month period. Redeterminations are based upon a number of factors, including commodity prices and reserve levels. In addition, our lenders have substantial flexibility to reduce our borrowing base due to subjective factors. As of June 11, 2014, our borrowing base was $525 million. We expect that our borrowing base will be reduced by 25% of the principal amount of the notes offered hereby to $450 million. We have elected to currently limit bank commitments to $400 million, and we must obtain lender consent to access the full amount of the borrowing base. We could be required to repay a portion of our bank debt to the extent that after a redetermination our outstanding borrowings at such time exceed the redetermined borrowing base. We may not have sufficient funds to make such repayments, which could result in a default under the terms of our credit facility and an acceleration of the loans thereunder requiring us to negotiate renewals, arrange new financing or sell significant assets, all of which could have a material adverse effect on our business and financial results.

Many of the covenants contained in the indenture will be suspended if the notes are rated investment grade by Standard & Poor's and Moody's and no default has occurred and is continuing.

        Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by Standard & Poor's and Moody's, provided at such time no default or event of default has occurred and is continuing. These covenants include restrictions on our ability to pay dividends, to incur debt and to enter into certain transactions. There can be no assurance that the notes will ever be rated investment grade. However, suspension of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. See "Description of Notes — Certain Covenants — Suspension of Covenants if Notes Rated Investment Grade" in this prospectus supplement.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy the obligations under our indebtedness, which may not be successful.

        We expect our earnings and cash flow to vary significantly from year to year due to the nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and other commitments. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt obligations. Many of these factors, such as oil and natural gas prices, economic and financial conditions in our industry and the global economy and initiatives of our competitors, are beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay planned investments and capital expenditures, or to sell assets, seek additional financing in the debt or equity markets or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our revolving credit facility and the indenture governing the notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could have realized from them and any proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our debt service obligations.

If we are unable to comply with the restrictions and covenants in the agreements governing the notes and our other indebtedness, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would affect our ability to make principal and interest payments on the notes.

        Any default under the agreements governing our indebtedness that is not cured or waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the agreements governing our indebtedness (including covenants in our revolving credit facility and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default:

  •
  the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

  •
  the lenders under our revolving credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

  •
  we could be forced into bankruptcy or liquidation.

        If our operating performance declines, we may in the future need to obtain waivers under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our revolving credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

        If we experience certain kinds of changes of control, we may be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the notes will be our available cash or cash generated from the operations of our subsidiaries or other sources, including borrowings, sales of assets or sales of equity or debt securities. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered following a change of control. In addition, the terms of our revolving credit facility or other outstanding indebtedness may prohibit us from repurchasing notes upon a change of control. Our failure to repurchase the notes upon a change of control could cause a default under the indenture governing the notes and could lead to a cross default under our revolving credit facility. Additionally, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations. See "Description of Notes — Change of Control" in this prospectus supplement.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

        Each of our subsidiaries that incurs or guarantees certain indebtedness, including borrowings under our revolving credit facility, guarantees the notes. Federal bankruptcy and state fraudulent transfer laws permit a court to avoid all or a portion of the obligations of a guarantor pursuant to its guarantee of the notes, or to subordinate any guarantor's obligations under such guarantee to claims of its other creditors, reducing or eliminating the noteholders' ability to recover under such guarantee. Although laws differ among these jurisdictions, in general, under applicable fraudulent transfer or conveyance laws, a guarantee could be voided as a fraudulent transfer or conveyance if (1) the guarantee was incurred with the intent of hindering, delaying or defrauding creditors; or (2) the guarantor received less than reasonably equivalent value or fair consideration in return for incurring the guarantee and either:

  •
  the guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee or subsequently became insolvent for other reasons;

  •
  the incurrence of the guarantee left the guarantor with an unreasonably small amount of capital to carry on the business; or

  •
  the guarantor intended to, or believed that it would, incur debts beyond its ability to pay such debts as they mature.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law of the applicable jurisdiction. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they became due.

        Each guarantee will contain a provision intended to limit the guarantor's liability under the guarantee to the maximum amount that the guarantor could incur without causing the incurrence of obligations under its guarantee to be deemed a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law.

The public market for the notes is limited.

        We have not and do not intend to list the notes on any national securities exchange or apply for their inclusion on any automated dealer quotation system. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to make markets in the notes and any market making may be discontinued at any time without notice. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market for the notes will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the notes.

        Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes, the outstanding amount of the notes, the number of noteholders, the interest of securities dealers in making a market for the notes, our operating performance and financial condition, terms related to optional redemption of the notes and the level, direction and volatility of market interest rates generally.

We face risks related to rating agency downgrades.

        The notes have been assigned ratings by rating agencies. If such rating agencies reduce the rating of the notes in the future, the market price of the notes may be adversely affected, raising capital may become more difficult for us and borrowing costs under our revolving credit facility and other future borrowings may increase.

Risks Related to Our Business

A decline in oil and, to a lesser extent, natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations or targets and financial commitments.

        The price we receive for our oil and, to a lesser extent, natural gas, heavily influences our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our production, depend on numerous factors beyond our control. These factors include the following:

  •
  worldwide and regional economic conditions impacting the global supply and demand for oil and natural gas;

  •
  the actions of OPEC;

  •
  the price and quantity of imports of foreign oil and natural gas;

  •
  political conditions in or affecting other oil-producing and natural gas-producing countries, including the current conflicts in the Middle East and conditions in South America and Russia;

  •
  the level of global oil and natural gas exploration and production;

  •
  the level of global oil and natural gas inventories;

  •
  localized supply and demand fundamentals and transportation availability;

  •
  weather conditions and natural disasters;

  •
  domestic and foreign governmental regulations;

  •
  speculation as to the future price of oil and the speculative trading of oil and natural gas futures contracts;

  •
  price and availability of competitors' supplies of oil and natural gas;

  •
  technological advances affecting energy consumption; and

  •
  the price and availability of alternative fuels.

        Substantially all of our production is sold to purchasers under short-term (less than 12-month) contracts at market based prices. Lower oil and natural gas prices will reduce our cash flows, borrowing ability and the present value of our reserves. See "— Our exploration, development and exploitation projects require substantial capital expenditures." Lower oil and natural gas prices may also reduce the amount of oil and natural gas that we can produce economically and may affect our proved reserves. See also "— The present value of future net revenues from our proved reserves will not necessarily be the same as the current market value of our estimated oil and natural gas reserves."

        Further, oil prices and natural gas prices do not necessarily fluctuate in direct relationship to each other. Because approximately 67% of our estimated proved reserves as of December 31, 2013 were oil and natural gas liquids, our financial results are more sensitive to movements in oil prices. The price of oil has been extremely volatile and we expect this volatility to continue. During 2014 through July 11, 2014, the daily NYMEX WTI oil spot price ranged from a high of $106.83 per Bbl to a low of $90.02 per Bbl and the NYMEX natural gas Henry Hub spot price ranged from a high of $4.85 per MMBtu to a low of $3.95 per MMBtu.

        As of June 30, 2014, we had crude oil price derivative agreements on approximately 11,414 Bbls/d, 9,985 Bbls/d and 5,500 Bbls/d, with average minimum prices of $90.65/Bbl, $88.21/Bbl and $85.00/Bbl in 2014, 2015 and 2016, respectively. In addition, we had natural gas price derivative agreements on approximately 28,151 Mcf/d and 15,000 Mcf/d with average minimum prices of $4.19/Mcf and $4.00/Mcf in 2014 and 2015, respectively.

        When the trading prices of crude oil and natural gas are in excess of the minimum prices in our derivatives, we anticipate recording losses under these agreements. See "— Our derivative activities could result in financial losses or could reduce our income."

Drilling for and producing oil and natural gas are high-risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

        Our future financial condition and results of operations will depend on the success of our exploitation, exploration, development and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control, including the risk that drilling will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit drilling locations or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. For a discussion of the uncertainty involved in these processes, see "— Our estimated proved reserves are based on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves" below. Our cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel our scheduled drilling projects, including the following:

  •
  shortages of or delays in obtaining equipment and qualified personnel;

  •
  facility or equipment malfunctions;

  •
  unexpected operational events;

  •
  pressure or irregularities in geological formations;

  •
  adverse weather conditions, such as blizzards and ice storms;

  •
  reductions in oil and natural gas prices;

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  delays imposed by or resulting from compliance with regulatory requirements, such as permitting delays;

  •
  proximity to and capacity of transportation facilities;

  •
  title problems; and

  •
  limitations in the market for oil and natural gas.

Our estimated proved reserves are based on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

        The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to current and future economic conditions and commodity prices. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in this prospectus supplement. See "Summary Reserves and Operations Data — Estimated Proved Reserves" for information about our estimated oil and natural gas reserves and the PV-10 (a non-GAAP financial measure) as of December 31, 2013, 2012 and 2011.

        In order to prepare our estimates, we must project production rates and the timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data.

        The extent, quality and reliability of these data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Although the reserve information contained herein is reviewed by independent reserve engineers, estimates of oil and natural gas reserves are inherently imprecise particularly as they relate to new technologies being employed such as the combination of hydraulic fracturing and horizontal drilling.

        Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in this prospectus supplement and our impairment charge. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

There is a limited amount of production data from horizontal wells completed in the Wattenberg Field. As a result, reserve estimates associated with horizontal wells in this Field are subject to greater uncertainty than estimates associated with reserves attributable to vertical wells in the same Field.

        Reserve engineers rely in part on the production history of nearby wells in establishing reserve estimates for a particular well or field. Horizontal drilling in the Wattenberg Field is a relatively recent development, whereas vertical drilling has been utilized by producers in this field for over 40 years. As a result, the amount of production data from horizontal wells available to reserve engineers is relatively small. Until a greater number of horizontal wells have been completed in the Wattenberg Field, and a longer production history from these wells has been established, there may be a greater variance in our proved reserves on a year over year basis due to the transition from vertical to horizontal reserves in both the proved developed and proved undeveloped categories. We cannot assure you that any such variance would not be material and any such variance could have a material and adverse impact on our cash flows and results of operations.

Seasonal weather conditions and lease stipulations adversely affect our ability to conduct drilling activities in some of the regions where we operate.

        Oil and natural gas operations are adversely affected by seasonal weather conditions and lease stipulations designed to protect various wildlife, particularly in the Rocky Mountain region in both cases. In certain areas on federal lands, drilling and other oil and natural gas activities can only be conducted during limited times of the year. These restrictions limit our ability to operate in those areas and can potentially intensify competition for drilling rigs, oilfield equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs.

The present value of future net revenues from our proved reserves will not necessarily be the same as the current market value of our estimated oil and natural gas reserves.

        You should not assume that the present value of future net revenues from our proved reserves is the current market value of our estimated oil and natural gas reserves. In accordance with new SEC requirements for the years ended December 31, 2013, 2012 and 2011, we based the estimated discounted future net revenues from our proved reserves on the unweighted arithmetic average of the first-day-of-the-month commodity prices (after adjustment for location and quality differentials) for the preceding 12 months, without giving effect to derivative transactions. Actual future net revenues from our oil and natural gas properties will be affected by factors such as:

  •
  actual prices we receive for oil and natural gas;

  •
  actual cost of development and production expenditures;

  •
  the amount and timing of actual production; and

  •
  changes in governmental regulations or taxation.

        The timing of both our production and our incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing and amount of actual future net revenues from proved reserves, and thus their actual present value. In addition, the 10% discount factor we use when calculating discounted future net revenues may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general.

        Actual future prices and costs may differ materially from those used in the present value estimates included in this prospectus supplement. If oil and natural gas prices declined by 10% per Bbl and Mcf then our PV-10 as of December 31, 2013 would decrease by approximately 20% or $242.6 million. PV-10 is a non-GAAP financial measure. See "Summary Reserves and Operations Data — PV-10" above.

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties.

        We review our proved oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of their carrying value may have occurred. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties, which may result in a decrease in the amount available under our revolving credit facility. A write-down constitutes a non-cash charge to earnings. We may incur impairment charges in the future, which could have a material adverse effect on our ability to borrow under our revolving credit facility and our results of operations for the periods in which such charges are taken.

We intend to pursue the further development of our properties in the Wattenberg Field through horizontal drilling. Horizontal drilling operations can be more operationally challenging and costly relative to our historic vertical drilling operations. Our limited operational history with drilling and completing horizontal wells may make us more susceptible to cost overruns and lower results.

        Horizontal drilling is generally more complex and more expensive on a per well basis than vertical drilling. As a result, there is greater risk associated with a horizontal well drilling program. Risks associated with a horizontal drilling program include, but are not limited to:

  •
  landing our well bore in the desired drilling zone;

  •
  staying in the desired drilling zone while drilling horizontally through the formation;

  •
  running our casing the entire length of the well bore;

  •
  being able to run tools and other equipment consistently through the horizontal well bore;

  •
  being able to fracture stimulate the planned number of stages;

  •
  preventing downhole communications with other wells;

  •
  successfully cleaning out the well bore after completion of the final fracture stimulation stage; and

  •
  designing and maintaining efficient forms of artificial lift throughout the life of the well.

Any of these risks could materially and adversely impact the success of our horizontal drilling program and thus our cash flows and results of operations.

        The results of our drilling in new or emerging formations, such as horizontal drilling in the Niobrara formation, are more uncertain initially than drilling results in areas or using technologies that are more developed and have a longer history of established production. Newer or emerging formations and areas have limited or no production history, and consequently we are less able to predict future drilling results in these areas.

        Ultimately, the success of these drilling and completion techniques can only be evaluated over time as more wells are drilled and production profiles are established over a sufficiently long time period. If our drilling results are less than anticipated or we are unable to execute our drilling program because of capital constraints, lease expirations, access to gathering systems, limited takeaway capacity, or natural gas and oil prices decline, the return on our investment in these areas may not be as attractive as we anticipate. Further, as a result of any of these developments, we could incur material write-downs of our oil and gas properties and the value of our undeveloped acreage could decline in the future.

Our ability to produce natural gas and oil economically and in commercial quantities could be impaired if we are unable to acquire adequate supplies of water for our drilling operations or are unable to dispose of or recycle the water we use at a reasonable cost and in accordance with applicable environmental rules.

        The hydraulic fracture stimulation process on which we depend to produce commercial quantities of oil and natural gas requires the use and disposal of significant quantities of water. Our exploration and development activities in Colorado are located in semi-arid areas where there is substantial demand for water supplies. To dispose of wastewaters, we typically utilize underground injection wells. Some research suggests that use of certain injection wells may induce earthquakes; such reports may lead to further restrictions on use of underground injection. Our inability to secure sufficient amounts of water, or to dispose of or recycle the water used in our operations, could adversely impact our operations. The imposition of new environmental initiatives and regulations could include restrictions on our ability to conduct certain operations such as hydraulic fracturing or disposal of waste, including, but not limited to, produced water, drilling fluids and other wastes associated with the exploration, development or production of natural gas. Compliance with environmental regulations and permit requirements governing the withdrawal, storage and use of surface water or groundwater necessary for hydraulic fracturing of wells may increase our operating costs and cause delays, interruptions or termination of our operations, the extent of which cannot be predicted, and all of which could have an adverse effect on our operations and financial condition.

The unavailability or high cost of additional drilling rigs, equipment, supplies, personnel and oilfield services could adversely affect our ability to execute our exploration and development plans within our budget and on a timely basis.

        Shortages or the high cost of drilling rigs, equipment, supplies, personnel or oilfield services could delay or adversely affect our development and exploration operations or cause us to incur significant expenditures that are not provided for in our capital budget, which could have a material adverse effect on our business, financial condition or results of operations.

Our exploration, development and exploitation projects require substantial capital expenditures. We may be unable to obtain needed capital or financing on satisfactory terms, which could lead to expiration of our leases or a decline in our oil and natural gas reserves or anticipated production volumes.

        Our exploration and development activities are capital intensive. We make and expect to continue to make substantial capital expenditures in our business for the development, exploitation, production and acquisition of oil and natural gas reserves. Our cash flows used in investing activities, excluding derivative cash settlements, were $453.9 million and $304.6 million (including $25.8 million and $13.9 million for the acquisition of oil and gas properties and contractual obligations for land acquisitions) related to capital and exploration expenditures for the years ended December 31, 2013 and 2012, respectively. The mid-point of our capital expenditure budget for 2014 is approximately $600 million, with approximately $545 million allocated for operated drilling and completion activities. The actual amount and timing of our future capital expenditures may differ materially from our estimates as a result of, among other things, commodity prices, actual drilling results, the availability of drilling rigs and other services and equipment, and regulatory, technological and competitive developments.

        A significant improvement in oil and gas prices could result in an increase in our capital expenditures. We intend to finance our future capital expenditures primarily through cash flows provided by operating activities and borrowings under our revolving credit facility. Our financing needs may require us to alter or increase our capitalization substantially through the issuance of additional equity securities, debt securities or the sale of non-strategic assets. The issuance of additional debt or equity may require that a portion of our cash flows provided by operating activities be used for the payment of principal and interest on our debt, thereby reducing our ability to use cash flows to fund working capital, capital expenditures and acquisitions. In addition, upon the issuance of certain debt securities (other than on a borrowing base redetermination date), our borrowing base under our revolving credit facility would be reduced.

        Our cash flows provided by operating activities and access to capital are subject to a number of variables, including:

  •
  our proved reserves;

  •
  the level of oil and natural gas we are able to produce from existing wells;

  •
  the prices at which our oil and natural gas are sold;

  •
  the costs of developing and producing our oil and natural gas production;

  •
  our ability to acquire, locate and produce new reserves;

  •
  the ability and willingness of our banks to lend; and

  •
  our ability to access the equity and debt capital markets.

If the borrowing base under our revolving credit facility or our revenues decrease as a result of lower oil or natural gas prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels. If additional capital is needed, we may not be able to obtain debt or equity financing on terms favorable to us, or at all. If cash generated by operations or cash available under our revolving credit facility is not sufficient to meet our capital requirements, the failure to obtain additional financing could result in a curtailment of our operations relating to development of our drilling locations, which in turn could lead to a possible expiration of our leases and a decline in our oil and natural gas reserves, and could adversely affect our business, financial condition and results of operations.

Increased costs of capital could adversely affect our business.

        Recent and continuing disruptions and volatility in the global financial markets may lead to an increase in interest rates or a contraction in credit availability, impacting our ability to finance our operations. Our business and operating results can be harmed by factors such as the terms and cost of capital, increases in interest rates or a reduction in credit rating. Changes in any one or more of these factors could cause our cost of doing business to increase, limit our access to capital, limit our ability to pursue acquisition opportunities, reduce our cash flows available for drilling and place us at a competitive disadvantage.

We may experience difficulty in achieving and managing future growth.

        We have experienced growth in the past primarily through the expansion of our drilling program and acquisitions. Future growth may place strains on our financial, technical, operational and administrative resources and cause us to rely more on project partners and independent contractors, possibly negatively affecting our financial position and results of operations. Our ability to grow depends on a number of factors, including:

  •
  our ability to obtain leases or options on properties, including those for which we have 3-D seismic data;

  •
  our ability to identify and acquire new exploratory prospects;

  •
  our ability to develop existing prospects;

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  our ability to continue to retain and attract skilled personnel;

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  our ability to maintain or enter into new relationships with project partners and independent contractors;

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  the results of our drilling program;

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  oil and natural gas prices; and

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  our access to capital.

Our inability to achieve or manage growth may adversely affect our financial position and results of operations.

        Our ability to pursue our growth strategy may be hindered if we are not able to attract, develop and retain executives and other qualified employees. As a result, we are required to continue to invest in operational, financial and management information systems to attract, retain, motivate and effectively manage our employees.

Concentration of our operations in two core areas may increase our risk of production loss.

        Our assets and operations are concentrated in two core areas: the Wattenberg Field in Colorado and the Dorcheat Macedonia Field in Southern Arkansas. These core areas currently provide approximately 97% of our current production and the vast majority of our development projects. Beginning in 2012, we initiated a non-core divestiture program to focus our portfolio through the sale of certain non-core assets in California. As of March 31, 2014 the sale of our California properties was complete. As a result of these portfolio changes, our operations and production are more concentrated.

        The Wattenberg and Dorcheat Macedonia Fields represent 65% and 32%, respectively, of our 2013 total sales volumes. Disruption of our business in either of these Fields, such as from an accident, natural disaster or other event, would result in a greater impact on our production profile, cash flows and overall business plan than if we operated in a larger number of areas.

        We do not maintain business interruption (loss of production) insurance for our oil and gas producing properties. Loss of production or limited access to reserves in either of our core operating areas could have a significant negative impact on our cash flows and profitability.

We are dependent on third party pipeline, trucking and rail systems to transport our production and, in the Wattenberg Field, gathering and processing systems to prepare our production. These systems have limited capacity and at times have experienced service disruptions. Curtailments, disruptions or lack of availability in these systems interfere with our ability to market the oil and natural gas we produce, and could materially and adversely affect our cash flow and results of operations.

        Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The marketability of our oil and natural gas and production, particularly from our wells located in the Wattenberg Field, depends in part on the availability, proximity and capacity of gathering, processing, pipeline, trucking and rail systems. The amount of oil and natural gas that can be produced and sold is subject to limitation in certain circumstances, such as transportation interruptions due to scheduled and unscheduled maintenance, spills or fires, excessive pipeline pressure, physical damage to the gathering or transportation system, or lack of contracted capacity on such systems. A portion of our production may also be interrupted, or shut in, from time to time for numerous other reasons, including as a result of accidents, excessive pressures, maintenance, weather, field labor issues or disruptions in service. Curtailments and disruptions in these systems may last from a few days to several months. We may be required to shut in wells due to lack of a market or inadequacy or unavailability of crude oil or natural gas pipelines or gathering system capacity. These risks are greater for us than for some of our competitors because our operations are focused on areas where there is currently a substantial amount of development activity, which increases the likelihood that there will be periods of time in which there is insufficient midstream capacity to accommodate the resulting increases in production. For example, the gas gathering systems serving the Wattenberg Field recently experienced high line pressures reducing capacity and causing gas production to either be shut in or flared. In addition, we might voluntarily curtail production in response to market conditions. Any significant curtailment in gathering, processing or pipeline system capacity, significant delay in the construction of necessary facilities or lack of availability of transport, would interfere with our ability to market the oil and natural gas we produce, and could materially and adversely affect our cash flow and results of operations, and the expected results of our drilling program.

        Currently, there are no natural gas pipeline systems that service wells in the North Park Basin, which is prospective for the Niobrara formation. In addition, we are not aware of any plans to construct a facility necessary to process natural gas produced from this basin. If neither we nor a third party constructs the required pipeline system and processing facility, we may not be able to fully develop our resources in the North Park Basin.

The development of our proved undeveloped reserves may take longer and may require higher levels of capital expenditures than we currently anticipate. Therefore, our undeveloped reserves may not be ultimately developed or produced.

        Approximately 54% of our total proved reserves were classified as proved undeveloped as of December 31, 2013. Development of these reserves may take longer and require higher levels of capital expenditures than we currently anticipate. Delays in the development of our reserves or increases in costs to drill and develop such reserves will reduce the value of our estimated proved undeveloped reserves and future net revenues estimated for such reserves and may result in some projects becoming uneconomic. In addition, delays in the development of reserves could cause us to have to reclassify our proved reserves as unproved reserves.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

        In general, production from oil and gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Our current proved reserves will decline as reserves are produced and, therefore, our level of production and cash flows will be affected adversely unless we conduct successful exploration and development activities or acquire properties containing proved reserves. Thus, our future oil and natural gas production and, therefore, our cash flow and income are highly dependent upon our level of success in finding or acquiring additional reserves. However, we cannot assure you that our future acquisition, development and exploration activities will result in any specific amount of additional proved reserves or that we will be able to drill productive wells at acceptable costs.

        According to estimates included in our December 31, 2013 proved reserve report, if, on January 1, 2014, we had ceased all drilling and development, including recompletions, refracs and workovers, then our proved developed producing reserves base would decline at an annual effective rate of 53% during the first year. If we fail to replace reserves through drilling, our level of production and cash flows will be affected adversely.

We may incur substantial losses and be subject to substantial liability claims as a result of our oil and natural gas operations. Additionally, we may not be insured for, or our insurance may be inadequate to protect us against, these risks, including those related to our hydraulic fracturing operations.

        Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

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  environmental hazards, such as spills or uncontrollable flows of oil, natural gas liquids, brine, well fluids, natural gas, hazardous air pollutants or other pollution into the environment, including groundwater and shoreline contamination;

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  releases of natural gas and hazardous air pollutants or other substances into the atmosphere (including releases at our gas processing facilities);

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  hazards resulting from the presence of hydrogen sulfide (H2S) or other contaminants in natural gas we produce;

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  abnormally pressured formations resulting in well blowouts, fires or explosions;

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  mechanical difficulties, such as stuck oilfield drilling and service tools and casing collapse;

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  cratering (catastrophic failure);

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  downhole communication leading to migration of contaminants;

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  personal injuries and death; and

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  natural disasters.

        Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to us as a result of:

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  injury or loss of life;

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  damage to and destruction of property, natural resources and equipment;

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  pollution and other environmental damage;

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  regulatory investigations and penalties;

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  suspension of our operations; and

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  repair and remediation costs.

        At two of our Arkansas properties, we produce a small amount of gas from seven operated wells where we have identified the presence of H2S at levels that would be hazardous in the event of an uncontrolled gas release or unprotected exposure. In addition, our operations in Arkansas and Colorado are susceptible to damage from natural disasters such as flooding, wildfires or tornados, which involve increased risks of personal injury, property damage and marketing interruptions. The occurrence of one of these operating hazards may result in injury, loss of life, suspension of operations, environmental damage and remediation and/or governmental investigations and penalties. The payment of any of these liabilities could reduce, or even eliminate, the funds available for exploration and development, or could result in a loss of our properties.

        As is customary in the gas and oil industry, we maintain insurance against some, but not all, of these potential risks and losses. Although we believe the coverage and amounts of insurance that we carry are consistent with industry practice, we do not have insurance protection against all risks that we face, because we choose not to insure certain risks, insurance is not available at a level that balances the costs of insurance and our desired rates of return, or actual losses exceed coverage limits. Insurance costs are expected to continue to increase over the next few years, and we may decrease coverage and retain more risk to mitigate future cost increases. In addition, pollution and environmental risks generally are not fully insurable. If we incur substantial liability, and the damages are not covered by insurance or are in excess of policy limits, then our business, results of operations and financial condition may be materially adversely affected.

        Because hydraulic fracturing activities are part of our operations, they are covered by our insurance against claims made for bodily injury, property damage and cleanup costs stemming from a sudden and accidental pollution event. We may not have coverage if the operator is unaware of the pollution event and unable to report the "occurrence" to the insurance company within the required time frame. Nor do we have coverage for gradual, long-term pollution events.

        Under certain circumstances, we have agreed to indemnify third parties against losses resulting from our operations. Pursuant to our surface leases, we typically indemnify the surface owner for cleanup and remediation of the site. As owner and operator of oil and gas wells and associated gathering systems and pipelines, we typically indemnify the drilling contractor for pollution emanating from the well, while the contractor indemnifies us against pollution emanating from its equipment.

Drilling locations that we decide to drill may not yield oil or natural gas in commercially viable quantities.

        We describe some of our drilling locations and our plans to explore those drilling locations in this prospectus supplement. Our drilling locations are in various stages of evaluation, ranging from a location that is ready to drill to a location that will require substantial additional evaluation. There is no way to predict in advance of drilling and testing whether any particular location will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in sufficient quantities to be economically viable. Even if sufficient amounts of oil or natural gas exist, we may damage the potentially productive hydrocarbon bearing formation or experience mechanical difficulties while drilling or completing the well, resulting in a reduction in production from the well or abandonment of the well. If we drill additional wells that we identify as dry holes in our current and future drilling locations, our drilling success rate may decline and materially harm our business. We cannot assure you that the analogies we draw from available data from other wells, more fully explored locations or producing fields will be applicable to our drilling locations. Further, initial production rates reported by us or other operators may not be indicative of future or long-term production rates. In sum, the cost of drilling, completing and operating any well is often uncertain, and new wells may not be productive.

Our potential drilling location inventories are scheduled to be developed over several years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling. In addition, we may not be able to raise the substantial amount of capital that would be necessary to drill a substantial portion of our potential drilling locations.

        Our management has identified and scheduled drilling locations as an estimation of our future multi-year drilling activities on our existing acreage. As of December 31, 2013, a significant portion of our drilling program targets probable and possible reserves with only 305 gross (255 net) of our approximately 1,950 identified potential future gross drilling locations attributed to proved undeveloped reserves. These potential drilling locations, including those without proved undeveloped reserves, represent a significant part of our growth strategy. Our ability to drill and develop these locations is subject to a number of uncertainties, including uncertainty in the level of reserves, the availability of capital to us and other participants, seasonal conditions, regulatory approvals, oil and natural gas prices, availability of permits, costs and drilling results. Because of these uncertainties, we do not know if the numerous potential drilling locations we have identified will ever be drilled or if we will be able to produce oil or natural gas from these or any other potential drilling locations. Pursuant to existing SEC rules and guidance, subject to limited exceptions, proved undeveloped reserves may only be booked if they relate to wells scheduled to be drilled within five years of the date of booking. These rules and guidance may limit our potential to book additional proved undeveloped reserves as we pursue our drilling program.

Certain of our undeveloped leasehold acreage is subject to leases that will expire over the next several years unless production is established on units containing the acreage.

        The terms of our oil and gas leases stipulate that the lease will terminate if not held by production, rentals, or operations. As of December 31, 2013, the majority of our acreage in Arkansas was held by unitization, production, or drilling operations and therefore not subject to lease expiration. As of December 31, 2013, 16,057 net acres of our properties in the Rocky Mountain region, specifically 7,062 acres in the Wattenberg Field and 8,995 acres in the North Park Basin, were not held by production. For these properties, if production in paying quantities is not established on units containing these leases during the next year, then 574 net acres will expire in 2014, 2,674 net acres will expire in 2015, and 1,233 net acres will expire in 2016. If our leases expire, we will lose our right to develop the related properties.

We may incur losses as a result of title deficiencies.

        The existence of a title deficiency can diminish the value of an acquired leasehold interest and can adversely affect our results of operations and financial condition. Title insurance covering mineral leasehold interests is not generally available. In certain situations we may rely upon a land professional's careful examination of public records prior to purchasing or leasing a mineral interest. Once a specific mineral or leasehold interest has been acquired, we typically defer the expense of obtaining further title verification by a practicing title attorney until the drilling block needs approval to drill. We do not always perform curative work to correct deficiencies in the marketability of the title; however, we currently have compliance and control measures to ensure any associated business risk is approved by the appropriate company authority. In cases involving more serious title deficiencies, all or part of a mineral or leasehold interest may be determined to be invalid or unleased, and, as a result, the target area may be deemed to be undrillable until owners can be contacted and title perfected. Certain title deficiencies may also result in litigation from time to time. Additional title issues are present in our Southern Arkansas operations. Significant delays in the title examination process are possible due to, among other challenges, the large volume of instruments contained in abstracts, poor indexing at the county clerk and recorder's office, the misfiling of instruments, instruments with missing or inadequate legal descriptions and unclear conveyance terms.

We face various risks associated with the trend toward increased activism against oil and gas exploration and development activities.

        Opposition toward oil and gas drilling and development activity has been growing globally and is particularly pronounced in the United States. Companies in the oil and gas industry are often the target of activist efforts from both individuals and non-governmental organizations regarding safety, environmental compliance and business practices. Anti-development activists are working to, among other things, reduce access to federal and state government lands and delay or cancel certain projects such as the development of oil or gas shale plays. For example, environmental activists continue to advocate for increased regulations or bans on shale drilling in the United States, even in jurisdictions that are among the most stringent in their regulation of the industry. Neighboring landowners also have filed lawsuits alleging that oil and gas exploration and production activities were creating a nuisance.

        Future activist efforts could result in the following:

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  delay or denial of drilling permits;

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  shortening of lease terms or reduction in lease size;

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  restrictions on installation or operation of production, gathering or processing facilities;

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  restrictions on the use of certain operating practices, such as hydraulic fracturing, or the disposal of related waste materials, such as hydraulic fracturing fluids and produced water;

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  increased severance and/or other taxes;

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  cyber-attacks;

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  legal challenges or lawsuits;

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  negative publicity about us;

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  increased costs of doing business;

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  restrictions on use of water;

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  restrictions on the transportation of our products;

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  reduction in demand for our products; and

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  other adverse effects on our ability to develop our properties and expand production.

        We may need to incur significant costs associated with responding to these initiatives. Complying with any resulting additional legal or regulatory requirements that are substantial and not adequately provided for could have a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to health, safety and environmental laws and regulations that may expose us to significant costs and liabilities or restrict our activities.

        Our oil and natural gas exploration, production and processing operations are subject to stringent and complex federal, state and local laws and regulations governing health and safety aspects of our operations, the discharge of materials into the environment and the protection of the environment. These laws and regulations may impose on our operations numerous requirements, including the obligation to obtain a permit before conducting drilling or underground injection activities; restrictions on the types, quantities and concentration of materials that may be released into the environment; limitations or prohibitions of drilling activities on certain lands lying within wilderness, wetlands and other protected areas; specific health and safety criteria to protect workers; and the responsibility for cleaning up any pollution resulting from operations. Numerous governmental authorities, such as the U.S. Environmental Protection Agency (the "EPA") and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties; the imposition of investigatory or remedial obligations; the issuance of injunctions or orders limiting or preventing some or all of our operations; delays in granting permits; or even the cancellation of leases.

        There is an inherent risk of incurring significant environmental costs and liabilities in the performance of our operations, some of which may be material, due to our handling of petroleum hydrocarbons and wastes, our emissions to air and water, the underground injection or other disposal of our wastes, the use and disposition of hydraulic fracturing fluids, historical industry operations and waste disposal practices, and obligations to properly plug and abandon well sites that no longer can be used. Under certain environmental laws and regulations, we may be liable regardless of whether we were at fault for the full cost of removing or remediating contamination, even when multiple parties contributed to the release and the contaminants were released in compliance with all applicable laws. In addition, accidental spills or releases on our properties may expose us to significant liabilities that could have a material adverse effect on our financial condition or results of operations. Aside from government agencies, the owners of properties where our wells are located, the operators of facilities where our petroleum hydrocarbons or wastes are taken for reclamation or disposal and other private parties may be able to sue us to enforce compliance with environmental laws and regulations, collect penalties for violations or obtain damages for any related personal injury or property damage. Some sites we operate are located near current or former third-party oil and natural gas operations or facilities, and there is a risk that historic contamination has migrated from those sites to ours. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly material handling, emission, waste management or cleanup requirements could require us to make significant expenditures to attain and maintain compliance or may otherwise have a material adverse effect on our own results of operations, competitive position or financial condition. We may not be able to recover some or any of these costs from insurance.

New environmental legislation or regulatory initiatives, including those related to hydraulic fracturing, could result in increased costs and additional operating restrictions or delays.

        We are subject to extensive federal, state, and local laws and regulations concerning health, safety, and environmental protection. Government authorities frequently add to those requirements, and both oil and gas development generally and hydraulic fracturing specifically are receiving increasing regulatory attention. Our operations utilize hydraulic fracturing, an important and commonly used process in the completion of oil and natural gas wells in low-permeability formations. Hydraulic fracturing involves the injection of water, proppant, and chemicals under pressure into rock formations to stimulate hydrocarbon production.

        In 2012, for example, the EPA issued final rules that establish new air emission controls for natural gas processing operations, as well as for oil and natural gas production. Among other things, the latter rules cover the completion and operation of hydraulically fractured gas wells and associated equipment. After several parties challenged the new air regulations in court, the EPA reconsidered certain requirements and is evaluating whether reconsideration of other issues is warranted. At this point, we cannot predict the final regulatory requirements or the cost to comply with such air regulatory requirements. Beyond that, environmental groups are asking EPA to promulgate regulations further limiting air emissions from oil and gas wells.

        Some activists have attempted to link hydraulic fracturing to various environmental problems, including potential adverse effects to drinking water supplies as well as migration of methane and other hydrocarbons. As a result, the federal government is studying the environmental risks associated with hydraulic fracturing and evaluating whether to adopt additional regulatory requirements. For example, the EPA has commenced a multi-year study of the potential impacts of hydraulic fracturing on drinking water resources, and the draft results are expected to be released for public and peer review in 2014. In addition, EPA has announced its intention to propose regulations in 2014 under the federal Clean Water Act to regulate wastewater discharges from hydraulic fracturing and other natural gas production. The EPA also has prepared guidance for issuing underground injection permits that would regulate hydraulic fracturing using diesel fuel, where EPA has permitting authority under the Safe Drinking Water Act ("SDWA"); this guidance eventually could encourage other regulatory authorities to adopt permitting and other restrictions on the use of hydraulic fracturing. The U.S. Department of Interior, moreover, has proposed new rules for hydraulic fracturing activities on federal lands that, in general, would cover disclosure of fracturing fluid components, well bore integrity, and handling of flowback water. And the U.S. Occupational Safety and Health Administration has proposed stricter standards for worker exposure to silica, which would apply to use of sand as a proppant for hydraulic fracturing.

        In the United States Congress, bills have been introduced from time to time that would amend the SDWA to eliminate an existing exemption for certain hydraulic fracturing activities from the definition of "underground injection," thereby requiring the oil and natural gas industry to obtain SDWA permits for fracturing not involving diesel fuels, and to require disclosure of the chemicals used in the process. If adopted, such legislation could establish an additional level of regulation and permitting at the federal level, but some form of chemical disclosure is already required by most oil and gas producing states. At this time, it is not clear what action, if any, the United States Congress will take on hydraulic fracturing.

        Apart from these ongoing federal initiatives, state governments where we operate have moved to impose stricter requirements on hydraulic fracturing and other aspects of oil and gas production. Colorado, for example, comprehensively updated its oil and gas regulations in 2008 and adopted significant additional amendments in 2011, 2013 and 2014. In particular, the 2014 regulations added air emissions requirements, for which we expect to incur approximately $6 million in compliance expenses over the next three years. Among other things, the updated and amended Colorado regulations require operators to control methane emissions, find and repair leaks to the atmosphere, compile and report additional information regarding well bore integrity, publicly disclose the chemical ingredients used in hydraulic fracturing, increase the minimum distance between occupied structures and oil and gas wells, undertake additional mitigation for nearby residents, and implement additional groundwater testing.

        Even local governments are adopting new requirements on hydraulic fracturing and other oil and gas operations. Some counties in Colorado, for instance, have amended their land use regulations to impose new requirements on oil and gas development, while other local governments have entered memoranda of agreement with oil and gas producers to accomplish the same objective. Beyond that, in 2012, Longmont, Colorado prohibited the use of hydraulic fracturing. The oil and gas industry and the State are challenging that ban — and the authority of local jurisdictions to regulate oil and gas development — in court. Other Colorado cities and counties have similarly enacted moratoriums on hydraulic fracturing or banned new oil and gas development. Several of these initiatives likewise are the subject of pending legal challenges. While these initiatives cover areas with little recent or ongoing oil and gas development, they appear to be leading opponents of hydraulic fracturing and of oil and gas production to push for statewide referendums, especially in Colorado, that could possibly cover everything from additional setback requirements to granting local governments express authority to regulate oil and gas operations. If any such measures are adopted, we could incur additional costs or become subject to operating restrictions or bans in the affected areas, which could negatively impact our ability to conduct our business operations.

        Further, the U.S. Fish and Wildlife Service continues to evaluate whether plants and animals should be listed as threatened or endangered pursuant to the federal Endangered Species Act, and how to protect the habitats of listed species. The listing of previously unidentified endangered or threatened species, or the imposition of conservation measures, could cause us to incur additional costs or become subject to operating restrictions or bans in the affected areas.

        The adoption of future federal, state or local laws or implementing regulations imposing new environmental obligations on, or otherwise limiting, our operations could make it more difficult and more expensive to complete oil and natural gas wells, increase our costs of compliance and doing business, delay or prevent the development of certain resources (including especially shale formations that are not commercial without the use of hydraulic fracturing), or alter the demand for and consumption of our products and services. We cannot assure you that any such outcome would not be material, and any such outcome could have a material and adverse impact on our cash flows and results of operations.

Climate change laws and regulations restricting emissions of "greenhouse gases" could result in increased operating costs and reduced demand for the oil and natural gas that we produce, while the physical effects of climate change could disrupt our production and cause us to incur significant costs in preparing for or responding to those effects.

        There is a growing belief that human-caused (anthropogenic) emissions of greenhouse gases ("GHG") may be linked to climate change. Climate change and the costs that may be associated with its impacts and the regulation of GHG have the potential to affect our business in many ways, including negatively impacting the costs we incur in providing our products and services and the demand for and consumption of our products and services (due to potential changes in both costs and weather patterns).

        In December 2009, the EPA determined that atmospheric concentrations of carbon dioxide, methane and certain other GHG present an endangerment to public health and welfare, because such gases are contributing to the warming of the Earth's atmosphere and other climatic changes. Consistent with its findings, the EPA has proposed or adopted various regulations under the Clean Air Act to address GHG. Among other things, the EPA published a final rule to address the permitting of GHG emissions from stationary sources under the Prevention of Significant Deterioration, or "PSD," and Title V permitting programs. Facilities required to obtain PSD permits for their GHG emissions will be required to meet emissions limits that are based on the "best available control technology," which will be established by the permitting agencies on a case-by-case basis. The EPA also adopted regulations requiring the reporting of GHG emissions from specific categories of higher GHG emitting sources in the United States, including certain oil and natural gas production facilities, which include certain of our operations, beginning in 2012 for emissions occurring in 2011. Information in such report may form the basis for further GHG regulation. Further, the EPA is evaluating strategies for reducing air emissions of methane from oil and gas operations. The EPA's GHG rules could adversely affect our operations and restrict or delay our ability to obtain air permits for new or modified facilities.

        In March 2014, moreover, President Obama released a Strategy to Reduce Methane Emissions that includes consideration of both voluntary programs and targeted regulations for the oil and gas sector. Towards that end, the EPA released for public comment five draft white papers on methane and VOC emissions and mitigation measures for natural gas compressors, hydraulically fractured oil wells, pneumatic devices, well liquids unloading facilities and natural gas production and transmission facilities. The EPA intends to use this process to determine how best to pursue additional emission reductions from the oil and gas sector. Also as part of the President's strategy, BLM is expected to propose standards for reducing venting and flaring on public lands.

        From time to time, Congress has considered adopting legislation to reduce emissions of GHG or promote the use of renewable fuels. Some proponents of GHG controls even have advocated mandating a national "clean energy" standard. In 2011, for example, President Obama encouraged Congress to adopt a goal of generating 80% of U.S. electricity from "clean energy" by 2035 with credit for renewable and nuclear power and partial credit for clean coal and "efficient natural gas." Because of the lack of any comprehensive federal legislative program expressly addressing GHG, there currently is a great deal of uncertainty as to how and when additional federal regulation of GHG might take place and as to whether the EPA should continue with its existing regulations in the absence of more specific Congressional direction.

        In the meantime, many states already have taken such measures, which have included renewable energy standards, development of GHG emission inventories or cap and trade programs. Cap and trade programs typically work by requiring major sources of emissions or major producers of fuels to acquire and surrender emission allowances, with the number of available allowances reduced each year until the overall GHG emission reduction goal is achieved. These allowances would be expected to escalate significantly in cost over time.

        The adoption of legislation or regulatory programs to reduce emissions of GHG could require us to incur increased operating costs, such as costs to purchase and operate emissions control systems, to acquire emissions allowances or comply with new regulatory or reporting requirements. If we are unable to recover or pass through a significant level of our costs related to complying with climate change regulatory requirements imposed on us, it could have a material adverse effect on our results of operations and financial condition. Any such legislation or regulatory programs could also increase the cost of consuming, and thereby reduce demand for, the oil and natural gas we produce. Consequently, legislation and regulatory programs to reduce emissions of GHG could have an adverse effect on our business, financial condition and results of operations.

        Finally, it should be noted that some scientists have concluded that increasing concentrations of GHG in the Earth's atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms and floods. If any such effects were to occur, they could have an adverse effect on our exploration and production operations. Significant physical effects of climate change could also have an indirect effect on our financing and operations by disrupting the transportation or process-related services provided by midstream companies, service companies or suppliers with whom we have a business relationship. Our insurance may not cover some or any of the damages, losses, or costs that may result from potential physical effects of climate change.

Competition in the oil and natural gas industry is intense, making it more difficult for us to acquire properties, market oil and natural gas and secure trained personnel.

        Our ability to acquire additional drilling locations and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing equipment and trained personnel. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours. Those companies may be able to pay more for productive oil and natural gas properties and exploratory drilling locations or to identify, evaluate, bid for and purchase a greater number of properties and locations than our financial or personnel resources permit. Furthermore, these companies may also be better able to withstand the financial pressures of unsuccessful drilling attempts, sustained periods of volatility in financial markets and generally adverse global and industry-wide economic conditions, and may be better able to absorb the burdens resulting from changes in relevant laws and regulations, which would adversely affect our competitive position. In addition, companies may be able to offer better compensation packages to attract and retain qualified personnel than we are able to offer. The cost to attract and retain qualified personnel has increased over the past few years due to competition and may increase substantially in the future. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital, which could have a material adverse effect on our business.

If we fail to retain our existing senior management or technical personnel or attract qualified new personnel, such failure could adversely affect our operations.

        To a large extent, we depend on the services of our senior management and technical personnel. The loss of the services of our senior management, technical personnel, or any of the vice presidents of the Company, could have a material adverse effect on our operations. We do not maintain, nor do we plan to obtain, any insurance against the loss of any of these individuals.

        Effective January 31, 2014, Michael R. Starzer, retired from his position as President and Chief Executive Officer and Marvin M. Chronister, a current Board member, is serving as Interim President and Chief Executive Officer until a permanent replacement is identified. We are in the process of completing a comprehensive search for a permanent Chief Executive Officer, however there can be no assurance that we will be able to identify and hire a qualified candidate in a timely manner. Our ability to attract, select and hire a permanent Chief Executive Officer candidate may prove difficult, take more time than anticipated, and be costly. This may require other senior management to divert part of their attention from their primary duties, which could have an adverse effect on our business or operations. Similarly, our business could be adversely affected if we are unable to attract and retain qualified senior management, including a permanent Chief Executive Officer.

We recorded substantial stock-based compensation expense in 2013, and we are likely to incur additional stock-based compensation expense related to our future grants of stock, which may impact our operating results for the foreseeable future.

        We incurred stock-based compensation expense in 2013 in the amount of $12.6 million compared to $4.5 million in 2012. Our compensation expenses are likely to increase in the future as compared to our historical expenses because of the costs associated with our stock-based incentive plans. These additional expenses will adversely affect our net income. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time, because applicable accounting practices generally require that they be based on the fair market value of the options or shares of common stock at the date of the grant; however, we expect them to be significant. We will recognize expenses for restricted stock and stock option awards we grant generally over the vesting period of such awards.

Our derivative activities could result in financial losses or could reduce our income.

        To achieve more predictable cash flows and to reduce our exposure to adverse fluctuations in the prices of oil and natural gas, we currently, and may in the future, enter into derivative arrangements for a portion of our oil and natural gas production, including collars and fixed-price swaps. We have not designated any of our derivative instruments as hedges for accounting purposes and record all derivative instruments on our balance sheet at fair value. Changes in the fair value of our derivative instruments are recognized in earnings. Accordingly, our earnings may fluctuate significantly as a result of changes in the fair value of our derivative instruments.

        Derivative arrangements also expose us to the risk of financial loss in some circumstances, including when:

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  production is less than the volume covered by the derivative instruments;

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  the counterparty to the derivative instrument defaults on its contract obligations; or

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  there is an increase in the differential between the underlying price in the derivative instrument and actual prices received.

        In addition, these types of derivative arrangements limit the benefit we would receive from increases in the prices for oil and natural gas and may expose us to cash margin requirements.

Current or proposed financial legislation and rulemaking could have an adverse effect on our ability to use derivative instruments to reduce the effect of commodity price, interest rate and other risks associated with our business.

        The Dodd-Frank Act, which was signed into law on July 21, 2010, establishes, among other provisions, federal oversight and regulation of the over-the-counter derivatives market and entities that participate in that market. The Dodd-Frank Act also establishes margin requirements and certain transaction clearing and trade execution requirements. Under Commodities Futures Trading Commission ("CFTC") final rules promulgated under the Dodd-Frank Act, we believe our derivatives activity will qualify for the non-financial, commercial end-user exception, which exempts derivatives intended to hedge or mitigate commercial risk from the mandatory swap clearing requirement. The Dodd-Frank Act may also require us to comply with margin requirements in our derivative activities, although the application of those provisions to us is uncertain at this time.

        In addition, after initial implementing regulations were invalidated following a court challenge, the CFTC has re-proposed regulations setting position limits for certain futures and option contracts in the major energy markets and for certain derivative transactions that are their economic equivalents. Certain bona fide hedging transactions are expected to be made exempt from these limits. The financial reform legislation may also require the counterparties to our derivative instruments to spin off some of their derivatives activities to separate entities, which may not be as creditworthy as the current counterparties.

        The Dodd-Frank Act and any new regulations could significantly increase the cost of derivative contracts (including through requirements to post collateral, which could adversely affect our available liquidity), materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against risks we encounter, reduce our ability to monetize or restructure our existing derivative contracts and increase our exposure to less creditworthy counterparties. If we reduce our use of derivative arrangements as a result of the Dodd-Frank Act and related regulations, our results of operations may be more volatile and our cash flows may be less predictable, which could adversely affect our ability to plan for and fund capital expenditures. Finally, the Dodd-Frank Act was intended, in part, to reduce the volatility of oil and gas prices, which some legislators attributed to speculative trading in derivatives and commodity instruments related to oil and gas. Our revenues could therefore be adversely affected if a consequence of the Dodd-Frank Act and regulations is to lower commodity prices. Any of these consequences could have a material adverse effect on our consolidated financial position, results of operations and cash flows.

The inability of one or more of our customers to meet their obligations to us may adversely affect our financial results.

        Our principal exposures to credit risk are through receivables resulting from the sale of our oil and natural gas production, which we market to energy marketing companies, refineries and affiliates. We had approximately $66.8 million in receivables from oil and gas sales at March 31, 2014.

        We are subject to credit risk due to the concentration of our oil and natural gas receivables with several significant customers. This concentration of customers may impact our overall credit risk since these entities may be similarly affected by changes in economic and other conditions. For the year ended December 31, 2013, sales to Lion Oil Trading & Transport, Inc., Plains Marketing LP, and High Sierra Crude Oil & Marketing accounted for approximately 23%, 37%, and 15%, respectively, of our total sales. We do not require our customers to post collateral. The inability or failure of our significant customers to meet their obligations to us or their insolvency or liquidation may adversely affect our financial results.

Failure to maintain effective internal controls could harm our business and operating results and/or result in a loss of investor confidence in our financial reports, which could in turn have a material adverse effect on our business.

        Our management does not expect that our internal controls and disclosure controls will prevent all possible error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are being met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no evaluation of our controls can provide absolute assurance that all control issues and instances of fraud, if any, in the Company have been detected. The design of any system of controls is based in part upon the likelihood of future events, and there can be no assurance that any design will succeed in achieving its intended goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with its policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur without detection. If we are unable to maintain effective internal controls, our business and operating results could be harmed or investors could lose confidence in our financial reports, which could have a material adverse effect on our business.

        Compliance with the reporting and disclosure requirements of a public company under the Exchange Act, the New York Stock Exchange ("NYSE") rules and the requirements of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act requires a substantial amount of management's time and will continue to increase our costs.

        As a public company with listed securities, we must comply with laws, rules, regulations and requirements of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act, related regulations of the SEC and the requirements of the NYSE, among other laws, rules, regulations and requirements. Complying with these laws, rules, regulations and requirements occupies a significant amount of time of our board of directors and management and will continue to significantly increase our costs and expenses.

We may be involved in legal proceedings that may result in substantial liabilities.

        Like many oil and gas companies, we are from time to time involved in various legal and other proceedings, such as title, royalty or contractual disputes, regulatory compliance matters and personal injury or property damage matters, in the ordinary course of our business. Such legal proceedings are inherently uncertain and their results cannot be predicted. Regardless of the outcome, such proceedings could have an adverse impact on us because of legal costs, diversion of management and other personnel and other factors. In addition, it is possible that a resolution of one or more such proceedings could result in liability, penalties or sanctions, as well as judgments, consent decrees or orders requiring a change in our business practices, which could materially and adversely affect our business, operating results and financial condition. Accruals for such liability, penalties or sanctions may be insufficient. Judgments and estimates to determine accruals or range of losses related to legal and other proceedings could change from one period to the next, and such changes could be material.

Certain federal income tax deductions currently available with respect to oil and gas exploration and development may be eliminated as a result of future legislation.

        There have been proposals for legislative changes that, if enacted into law, would eliminate certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. Such changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and gas properties; (ii) the elimination of current deductions for intangible drilling and development costs; (iii) the elimination of the deduction for certain U.S. production activities; and (iv) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could become effective. Any such changes in U.S. federal income tax law could eliminate or defer certain tax deductions within the industry that are currently available with respect to oil and gas exploration and development, and any such change could negatively affect our financial condition, results of operations and cash flow.

We are subject to cyber security risks. A cyber incident could occur and result in information theft, data corruption, operational disruption or financial loss.

        The oil and gas industry has become increasingly dependent on digital technologies to conduct certain exploration, development, production, processing and distribution activities. For example, we depend on digital technologies to interpret seismic data, manage drilling rigs, production equipment and gathering and transportation systems, conduct reservoir modeling and reserves estimation and process and record financial and operating data. Pipelines, refineries, power stations and distribution points for both fuels and electricity are becoming more interconnected by computer systems. At the same time, cyber incidents, including deliberate attacks or unintentional events, have increased. Our technologies, systems, networks and those of our vendors, suppliers and other business partners may become the target of cyber-attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of proprietary and other information, or other disruption of our business operations. In addition, certain cyber incidents, such as surveillance, may remain undetected for an extended period. Our systems and insurance coverage for protecting against cyber security risks may not be sufficient.

        Although to date we have not experienced any material losses relating to cyber-attacks, we may suffer such losses in the future. We may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities.

USE OF PROCEEDS

        We estimate that our net proceeds from the sale of the notes offered hereby will be approximately $293.7 million after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds from this offering to repay all of the outstanding borrowings under our revolving credit facility, which as of July 11, 2014, totaled approximately $230.0 million. We intend to use the remaining $63.7 million of net proceeds from this offering for general corporate purposes, which may include funding our drilling and development program and other capital expenditures.

        Our revolving credit facility matures in September 2017 and bears interest at a variable rate, which was approximately 2.13% per annum as of July 11, 2014. Our outstanding borrowings under our revolving credit facility were incurred to fund, in part, the Wattenberg Field Acquisition and fund exploration, development and other capital expenditures.

        Affiliates of certain of the underwriters are lenders under our revolving credit facility and, accordingly, will receive a portion of the net proceeds of this offering. Affiliates of RBC Capital Markets, LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp., BBVA Securities Inc., IBERIA Capital Partners L.L.C. and SG Americas Securities, LLC will receive 5% or more of the net proceeds of this offering. Accordingly, this offering is being made in compliance with FINRA Rule 5121. See "Underwriting; Conflicts of Interest."

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2014:

  •
  on a historical basis;

  •
  as adjusted to give effect to the borrowings under our revolving credit facility and the issuance of shares of our common stock in connection with the Wattenberg Field Acquisition as though such transactions had occurred on such date; and

  •
  as further adjusted to give effect to the issuance and sale of the notes offered hereby and the application of the net proceeds therefrom as described in "Use of Proceeds" as though such transactions had occurred on such date.

        This table should be read in conjunction with "Use of Proceeds," "Summary Historical Financial Data" and the other financial information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein.

	March 31, 2014
	Historical	As Adjusted	As Further Adjusted
	(in thousands)
Cash and cash equivalents	$131,343	$131,343	$250,842
Long-term debt
Revolving credit facility(1)	—	174,172	—
6 3/4% Senior Notes due 2021(2)	500,000	500,000	500,000
5.75% Senior Notes due 2023 offered hereby	—	—	300,000

Total long-term debt	$500,000	$674,172	$800,000
Stockholders' equity
Common stock, $0.001 par value; 225,000,000 shares authorized; 40,395,690 issued and outstanding (historical), 41,249,182 issued and outstanding (as adjusted) and 41,249,182 issued and outstanding (as further adjusted)	40	41	41
Additional paid-in capital	530,088	579,137	579,137
Retained earnings	141,767	141,767	141,767

Total stockholders' equity	$671,895	$720,945	$720,945
Total capitalization	$1,171,895	$1,395,117	$1,520,945

(1)
As of July 11, 2014, we had $230.0 million in borrowings and $36.0 million of letters of credit outstanding under our revolving credit facility.

(2)
Excludes unamortized premium of approximately $8.5 million as of March 31, 2014.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table contains a summary of our earnings to fixed charges for the periods indicated. You should read the ratio information below in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto in our Annual Report on Form 10-K for year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the period ended March 31, 2014, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Three Months Ended March 31,	Year Ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	2.6x	5.7x	15.5x	6.9x	1.4x	—	(1)

(1)
For the year ended December 31, 2009, earnings were inadequate to cover fixed charges and the ratio of earnings to fixed charges therefore has not been presented for that period. The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.00x (one-to-one coverage) was $130.2 million for the year ended December 31, 2009.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

        We have entered into a $1 billion senior secured revolving credit agreement, including a $100.0 million standby letter of credit facility, with KeyBank National Association as administrative agent. On May 14, 2014, we amended our revolving credit facility to, among other things, (i) increase the credit facility from $600 million to $1 billion, (ii) increase the borrowing base from $450 million to $525 million (we have elected to currently limit bank commitments to $400 million; however, we have the option to access, subject to lender consent, the full borrowing base), and (iii) reduce the effective interest rate on future borrowings under the credit facility by 0.25%. Following the closing of this offering, the borrowing base under our revolving credit facility will be reduced by 25% of the principal amount of the notes offered hereby.

        Our borrowing base under our revolving credit facility is redetermined semiannually on May 15 and November 15 and may be redetermined up to one additional time between such scheduled determinations upon our request or upon the request of the required lenders (defined as lenders holding 66 2/3% of the aggregate commitments thereunder). The borrowing base is determined by the value of our oil and gas reserves. The borrowing base is redetermined (i) in the sole discretion of the administrative agent and all of the lenders, (ii) in accordance with their customary internal standards and practices for valuing and redetermining the value of oil and gas properties in connection with reserve-based oil and natural gas loan transactions, (iii) in conjunction with the most recent engineering report and other information received by the administrative agent and the lenders relating to our proved reserves and (iv) based upon the estimated value of our proved reserves as determined by the administrative agent and the lenders.

        As of December 31, 2013, we had no borrowings outstanding under our revolving credit facility. As of July 11, 2014, we had approximately $230.0 million outstanding under our revolving credit facility. Amounts borrowed and repaid under our revolving credit facility may be reborrowed. Our revolving credit facility may be used only to finance development of oil and gas properties, for working capital and for other general corporate purposes.

        Our obligations under our revolving credit facility are secured by first priority liens on all of our property and assets (whether real, personal, or mixed, tangible or intangible), including our proved reserves and our oil and gas properties (which term is defined to include fee mineral interests, term mineral interests, leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments, back in interests and reversionary interests). Our revolving credit facility is guaranteed by us and all of our direct and indirect subsidiaries.

        Interest under our revolving credit facility is generally determined by reference to either, at our option, LIBOR for an elected interest period plus an applicable margin between 1.75% to 2.75% or an alternate base rate (being the highest of the administrative agent's prime rate, the federal funds effective rate plus 0.5% or 3-month LIBOR plus 1.00%) plus an applicable margin between 0.75% and 1.75%. The applicable margin varies on a daily basis based on the percentage outstanding under the borrowing base. We incur quarterly commitment fees based on the unused amount of the borrowing base ranging from 0.375% and 0.50% per annum. We may prepay loans under our revolving credit facility at any time without premium or penalty (other than customary LIBOR breakage costs).

        Our revolving credit facility contains various covenants limiting our ability to, among other things: grant or assume liens; incur or assume indebtedness; grant negative pledges or agree to restrict dividends or distributions from subsidiaries; sell, transfer, assign or convey assets, or engage in certain mergers or acquisitions; make certain distributions; make certain loans, advances and investments; engage in transactions with affiliates; enter into sale and leaseback, take-or-pay or hydrocarbon prepayment transactions; or enter into certain swap agreements.

        Our revolving credit facility also contains covenants requiring us to maintain a current ratio (i.e., the ratio of our current assets to our current liabilities) of not less than 1.0 to 1.0 (current assets include, as of the date of calculation, the aggregate of all lenders' unused commitment amounts), and a debt to earnings before interest, taxes, depreciation and amortization and other items (as defined in the revolving credit facility) ("EBITDAX") coverage ratio of not more than 4.00 to 1.00 as of the quarter ending December 31, 2011 and for each quarter thereafter (using the trailing four-quarter EBITDAX).

        As of March 31, 2014, we were in compliance with these ratios. If an event of default exists under our revolving credit facility, the lenders will be able to accelerate the maturity of the loan and exercise other rights and remedies.

6.75% Senior Notes due 2021

        On April 9, 2013, we issued and sold $300 million in aggregate principal amount of our 6.75% Senior Notes due 2021 in a private offering. On July 1, 2013, we consummated an exchange offer in which we issued notes registered with the SEC in exchange for these private notes. We refer to these registered notes as the "2021 Notes." On November 15, 2013, we sold an additional $200 million aggregate principal amount of 6.75% Senior Notes due 2021, above par, as an additional issuance of the 2021 Notes.

        The 2021 Notes were issued pursuant to the indenture, dated April 9, 2013, among the Company, as issuer, the subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee. The 2021 Notes are general senior unsecured obligations of the Company and will mature on April 15, 2021. Interest on the 2021 Notes accrues at the rate of 6.75% per annum and is payable semiannually in arrears on April 15 and October 15, commencing on October 15, 2013. Each of our subsidiaries that incurs or guarantees certain indebtedness, including borrowings under our revolving credit facility, guarantees the 2021 Notes. These guarantees are senior unsecured obligations of the subsidiary guarantors.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading " — Certain Definitions" below. In this description, the term "the Company" refers only to Bonanza Creek Energy, Inc. and not to any of its Subsidiaries.

        The Company will issue the notes under an indenture to be dated as of July 18, 2014 (the "base indenture"), as supplemented by a supplemental indenture establishing the form and terms of these notes (together with the base indenture, as such may be amended, supplemented or otherwise modified from time to time, the "indenture"), among itself, the Guarantors and Wells Fargo Bank, N.A., as trustee. We have filed a copy of the form of base indenture as an exhibit to the registration statement which includes the accompanying base prospectus. Copies of the base indenture and the supplemental indenture are available as set forth below under " — Additional Information." The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of the notes. Copies of the indenture are available as set forth below under " — Additional Information." Certain defined terms used in this description but not defined below under " — Certain Definitions" have the meanings assigned to them in the indenture.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture, and all references to "holders" in this description are to registered holders of notes.

Brief Description of the Notes and the Note Guarantees

The Notes

        The notes will be:

  •
  general unsecured obligations of the Company;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of the Company;

  •
  senior in right of payment to any future subordinated Indebtedness of the Company; and

  •
  unconditionally guaranteed by the Guarantors.

However, the notes will be effectively subordinated to all borrowings and other obligations under the Credit Agreement and other secured Indebtedness to the extent of the value of the collateral securing such Indebtedness, and structurally subordinated to all indebtedness and other liabilities of our Subsidiaries that do not guarantee the notes. See "Risk Factors — Risks Related to the Notes — The notes and the guarantees will be unsecured obligations and will be effectively subordinated to all of our existing and future secured indebtedness and structurally subordinated to the existing and future indebtedness of any non-guarantor subsidiaries."

The Note Guarantees

        Initially, the notes will be guaranteed by all of the Company's Domestic Subsidiaries.

        Each guarantee of the notes will be:

  •
  a general unsecured obligation of the Guarantor;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; and

  •
  senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        Each guarantee of the notes will be effectively subordinated to the Guarantor's guarantee of our borrowings and other obligations under the Credit Agreement and all other secured Indebtedness of the Guarantor to the extent of the value of the collateral securing such Indebtedness, and structurally subordinated to all indebtedness and other liabilities of our Subsidiaries that do not guarantee the notes.

        As of the date of the indenture, all of our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the caption " — Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

        The Company will issue $300,000,000 in aggregate principal amount of notes in this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption " — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue the notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on February 1, 2023.

        Interest on the notes will accrue at the rate of 5.75% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 2015. Interest on overdue principal and interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Company will make each interest payment to the holders of record on the immediately preceding January 15 and July 15.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        The Company will make payments in respect of the notes represented by Global Notes as specified below under the caption "Same Day Settlement and Payment." If a holder of Certificated Notes has given wire transfer instructions to the Company, the Company will pay all principal of, premium, if any, on and interest, if any, on, that holder's notes in accordance with those instructions to an account in the United States. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any note selected for redemption. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

  Note Guarantees

        Initially, the notes will be guaranteed by each of the Company's current Domestic Subsidiaries. In the future, other Domestic Restricted Subsidiaries of the Company will be required to guarantee the notes under the circumstances described below under " — Certain Covenants — Additional Note Guarantees." These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Subsidiary Guarantees from being voided in bankruptcy. See "Risk Factors — Risks Related to the Notes — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

        A Guarantor may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

  (1)
  immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and the indenture, pursuant to a supplemental indenture in form reasonably satisfactory to the trustee; or

    (b)
    such transaction or series of transactions does not violate the "Asset Sale" provisions of the indenture.

        The Note Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

  (3)
  if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (4)
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions " — Legal Defeasance and Covenant Defeasance" and " — Satisfaction and Discharge;"

  (5)
  at such time as such Guarantor (a) does not Guarantee any Indebtedness of the Company or any other Guarantor other than the Notes (except as a result of payment under any such other Guarantee) and (b) is not a Domestic Subsidiary that is an obligor with respect to any Indebtedness under any Credit Facility;

  (6)
  upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred or is continuing; or

  (7)
  upon such Guarantor consolidating with, merging into or transferring all of its property or assets to the Company or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolving or otherwise ceasing to exist.

        See " — Repurchase at the Option of Holders — Asset Sales."

Optional Redemption

        Except pursuant to the following paragraphs and as described in the final paragraph under "Repurchase at the Option of Holders — Change of Control," the notes will not be redeemable at the Company's option.

        At any time prior to August 1, 2017, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 105.75% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of an Equity Offering; provided that:

  (1)
  at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to August 1, 2018, the Company may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days' notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        On or after August 1, 2018, the Company may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the date of redemption, if redeemed during the twelve-month period beginning on August 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2018	102.875%
2019	101.438%
2020 and thereafter	100.000%

        Unless the Company defaults in the payment of the redemption price, or the redemption is conditioned upon the completion of an Equity Offering pursuant to the second paragraph under the caption " — Optional Redemption" and such offering is not so completed, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a payment in cash (a "Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase (the "Change of Control Purchase Date"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail (or in the case of notes issued in global form, send electronically pursuant to DTC's procedures) a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Company will, on the Change of Control Purchase Date:

  (1)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (2)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        The paying agent will promptly mail or wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described above under the caption " — Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        In the event that holders of not less than 90% in aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the aggregate consideration received in the Asset Sale by the Company or a Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2) only, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

  (b)
  any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 30 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

    (c)
    any stock or assets of the kinds referred to in clauses (2) or (4) of the next paragraph of this covenant; and

    (d)
    with respect to any Asset Sale of oil and natural gas properties by the Company or any Restricted Subsidiary where the Company or such Restricted Subsidiary retains an interest in such property, any agreement by the transferee (or an Affiliate thereof) to pay all or a portion of the costs and expenses of the Company or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or any Restricted Subsidiary) may apply such Net Proceeds at its option to any combination of the following:

  (1)
  to repay, purchase, repurchase, redeem, defease or otherwise acquire, retire or terminate (or cash-collateralize) any Senior Debt;

  (2)
  to acquire all or substantially all of the assets of, or any Capital Stock of, one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Company;

  (3)
  to make capital expenditures in respect of the Company's or any Restricted Subsidiary's Oil and Gas Business; or

  (4)
  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

        The requirement of clauses (2) through (4) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any Restricted Subsidiary, as the case may be, with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

        Pending the final application of any Net Proceeds, the Company (or any Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, within 10 business days thereof, the Company will make an offer (an "Asset Sale Offer") to all holders of notes, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased, prepaid or redeemed on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

        The Credit Agreement contains, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. The exercise by the holders of notes of their right to require the Company to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company. In the event a Change of Control or Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In that case, the Company's failure to purchase tendered notes would constitute an Event of Default under the indenture, which could, in turn, constitute a default under the other indebtedness. Finally, the Company's ability to pay cash to the holders of notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors — Risks Related to the Notes — We may not be able to repurchase the notes upon a change of control."

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under " — Book-Entry, Delivery and Form," based on a method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or in the case of notes issued in global form, sent electronically pursuant to DTC's procedures) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional, except that any redemption pursuant to the second paragraph under the caption " — Optional Redemption" may, at the Company's discretion, be subject to completion of the related Equity Offering.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless a condition to the redemption is not satisfied. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Suspension of Covenants if Notes Rated Investment Grade

        If on any date following the date of the indenture:

  (1)
  the notes are rated Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(a)(62) under the Exchange Act selected by the Company as a replacement agency); and

  (2)
  no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended (the period of such suspension, the "Suspension Period"):

  (1)
  " — Repurchase at the Option of Holders — Asset Sales;"

  (2)
  " — Restricted Payments;"

  (3)
  " — Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (4)
  " — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;"

  (5)
  " — Designation of Restricted and Unrestricted Subsidiaries;"

  (6)
  " — Transactions with Affiliates;" and

  (7)
  clause (4) of the covenant described below under the caption " — Merger, Consolidation or Sale of Assets."

        During any period that the foregoing covenants have been suspended, the Company's Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption " — Designation of Restricted and Unrestricted Subsidiaries" or the definition of "Unrestricted Subsidiary."

        Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline (the "Reversion Date").

        On each Reversion Date, all Indebtedness incurred, and Disqualified Stock and preferred stock issued, during the Suspension Period will be deemed to have been outstanding on the date of the indenture, so that it is classified as permitted under clause (2)(a) of the second paragraph under " — Incurrence of Indebtedness and Issuance of Preferred Stock". Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under " — Limitation on Restricted Payments" will be made as though the date of the indenture covenant described under " — Restricted Payments" had been in effect since the date of the indenture and throughout the Suspension Period. Accordingly, (x) Restricted Payments made during the Suspension Period that would not otherwise be permitted pursuant to any of the clauses (1) through (12) of the second paragraph of the covenant described under "Restricted Payments" may reduce the amount available to be made as Restricted Payments after the Reversion Date under the first paragraph of such covenant, provided, however, that the amount available to be made as a Restricted Payment shall not be reduced to below zero solely as a result of such Restricted Payments but may be reduced to below zero as a result of negative cumulative Consolidated Net Income during the Suspension Period for purposes of clause 4(c)(i) of such covenant and (y) the terms specified in sections (1) through (8) of clause (c) of the first paragraph of the definition of "Restricted Payments" that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under clause 4(c) of such covenant. However, no Default or Event of Default will be deemed to have occurred on the Reversion Date (or at any time thereafter) under any Suspended Covenant solely as a result of, or as a result of the continued existence on or after the Reversion Date of facts and circumstances arising from, any actions taken by (or omissions of) the Company or its Restricted Subsidiaries, or events occurring, during the Suspension Period or as a result of the compliance by the Company or any of its Subsidiaries with any contractual obligation entered into in compliance with the indenture during the Suspension Period. For purposes of the "Asset Sales" covenant, on the Reversion Date, the unutilized amount of Excess Proceeds will be reset to zero. For purposes of the "Additional Note Guarantees" covenant all Indebtedness Incurred during the Suspension Period and outstanding on the Reversion Date by a Restricted Subsidiary that is not a Guarantor will be deemed to have been Incurred on the Reversion Date.

        There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends, payments or distributions payable to the Company or a Restricted Subsidiary of the Company);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than (a) Equity Interests owned by the Company or any Restricted Subsidiary of the Company and (b) any such purchase, redemption or other acquisition constituting a Permitted Investment);

  (3)
  make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except payments, purchases, redemptions, defeasances or other acquisitions or retirements within one year prior to the Stated Maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (a)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (b)
  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption " — Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (c)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since April 9, 2013 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8),

    (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

    (1)
    50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from April 9, 2013 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

    (2)
    100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including (A) Equity Interests of Persons engaged primarily in the Oil and Gas Business other than the Company or a Subsidiary of the Company and (B) assets used in the Oil and Gas Business), in each case received by the Company since April 9, 2013 as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)); plus

    (3)
    to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after April 9, 2013 is sold for cash (other than to the Company or any Subsidiary of the Company) or otherwise cancelled, released, liquidated or repaid for cash, the cash return of capital or other reduction with respect to such Restricted Investment resulting from such sale, liquidation, cancellation, release or repayment (less any out-of-pocket costs incurred in connection with any such transaction); plus

    (4)
    the amount by which any Indebtedness of the Company or its Restricted Subsidiaries (other than any Indebtedness which by its terms is subordinated in right of payment to the notes or Note Guarantees) is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to April 9, 2013 of any such Indebtedness of the Company or its Restricted Subsidiaries for or into Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus

    (5)
    to the extent that any Unrestricted Subsidiary of the Company designated as such after April 9, 2013 is redesignated as a Restricted Subsidiary pursuant to the terms of the indenture, or any Unrestricted Subsidiary of the Company or other Person in which the Company or a Restricted Subsidiary has a Restricted Investment is merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary, or such other Person becomes a Restricted Subsidiary, after April 9, 2013, the lesser of, as of the date of such redesignation or other event, (A) the Fair Market Value of the Company's Restricted Investment in such Person (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after April 9, 2013 or, in the case of any other Person, the date such Restricted Investment was originally made; plus

    (6)
    50% of any dividends received in cash by the Company or a Restricted Subsidiary of the Company that is a Guarantor after April 9, 2013 from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period; plus

    (7)
    in the event the Company or any Restricted Subsidiary makes any Investment in a Person after the date of the indenture that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary or is merged or consolidated with the Company or a Restricted Subsidiary, an amount equal to the amount of the Company's or any Restricted Subsidiary's Restricted Investment in such Person as of the date it became a Restricted Subsidiary or as of the date of such merger or consolidation; plus

    (8)
    with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the date of the indenture, an amount equal to the net reduction in such Restricted Investment in any Person resulting from the release of any Guarantee entered into by the Company or any Restricted Subsidiary, to the extent that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists or has been reduced or such Guarantee has been released or terminated.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the "Optional Redemption" provisions of the indenture;

  (3)
  the declaration and payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on at least a pro rata basis;

  (4)
  the payment on or purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the notes or to any Note Guarantee in exchange for, or out of or with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

  (5)
  so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries (or their respective estates, heirs, family members, spouses, former spouses or beneficiaries under their estates or other permitted transferees) pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests (excluding amounts representing cancellation of Indebtedness) may not exceed $2.5 million in any fiscal year plus, to the extent not previously applied or included, the net cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the date of the indenture;

  (6)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

  (7)
  so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption " — Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (8)
  payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

  (9)
  the payment, purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness in accordance with provisions substantially similar to those described under the captions "Repurchase at the Option of Holders — Change of Control" and "Repurchase at the Option of Holders — Asset Sales"; provided that prior to such payment, purchase, redemption, defeasance or other acquisition, all notes tendered by holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been purchased, redeemed or otherwise acquired for value in accordance with the terms of the indenture;

  (10)
  payments to dissenting stockholders of the Company not to exceed $5.0 million in the aggregate made (A) pursuant to applicable law or (B) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction not prohibited by the indenture; and

  (11)
  so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed at any one time outstanding $25.0 million (after giving effect to any dividends, interest payments, return of capital and subsequent reduction in the amount of any Investments made pursuant to this clause as a result of the repayment or other disposition thereof, in an amount not to exceed the amount of such Investments previously made pursuant to this clause); provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of the definition of "Permitted Investments" and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash dividend made within 60 days after the date of declaration shall be made as of such date. For purposes of determining compliance with this "Restricted Payments" covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the proceeding clauses (1)-(11) or as a Permitted Investment or is entitled to be made pursuant to the first paragraph above, the Company will be permitted to classify, allocate or divide (or later classify, allocate, re-divide or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant, provided that at the time of such classification, allocation or division, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the foregoing covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur

Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Company or any of the Guarantors of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) not to exceed the greater of (a) $300.0 million and (b) 35% of the Company's Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

  (2)
  the incurrence by the Company and its Restricted Subsidiaries of (a) the Existing Indebtedness and (b) Permitted Acquisition Indebtedness;

  (3)
  the incurrence by the Company and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture;

  (4)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater, at any one time outstanding, of (a) $20.0 million and (b) 2.5% of the Company's Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

  (5)
  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (8), (13), (15) or (16) of this paragraph;

  (6)
  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, if such Indebtedness is not unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor, then the incurrence of such Indebtedness will be deemed, and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

  (b)
  any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

    will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

  (8)
  the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

  (9)
  the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to the notes, then the Guarantee must be subordinated to the same extent as the Indebtedness guaranteed;

  (10)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers' compensation claims in the ordinary course of business;

  (11)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

  (12)
  the incurrence by the Company or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

  (13)
  any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, contribution, adjustment of purchase price, earn-outs, deferred compensation or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by the indenture, provided such obligation is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

  (14)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of the financing of insurance premiums with the providers of such insurance or their Affiliates in the ordinary course of business;

  (15)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness representing deferred compensation to employees of the Company or any Subsidiary of the Company incurred in the ordinary course of business (including those incurred in connection with any acquisition); and

  (16)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed the greater of (a) $30.0 million and (b) 3.5% of the Company's Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

        The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with different collateral or to a greater or lesser extent or priority or by virtue of structural subordination, maturity date or being guaranteed by less than all guarantors of such other Indebtedness.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock and unrealized losses or charges in respect of Hedging Obligations, in each case will be deemed not to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values or unrealized losses or charges in respect thereof.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

Liens

        The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless all payments due to the holders under the indenture and the notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien (other than a Permitted Lien).

        Notwithstanding the foregoing, any Lien securing the notes or a Note Guarantee granted pursuant to the immediately preceding paragraph shall be automatically and unconditionally released and discharged upon: (i) the release of all other Liens that require the grant of Liens to secure the notes or Note Guarantees pursuant to the preceding paragraph, (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, (iii) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien or (iv) with respect to any Lien securing a Note Guarantee, the release of such Note Guarantee in accordance with the indenture.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that (i) the priority that any series of preferred stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant and (ii) the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make payments with respect to such loans or advances;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

  (3)
  sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  the Credit Agreement and other agreements governing Existing Indebtedness as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances and restrictions contained in such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

  (2)
  the indenture, the notes and the Note Guarantees;

  (3)
  agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption " — Incurrence of Indebtedness and Issuance of Preferred Stock" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances and restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees or the Credit Agreement as in effect on the date of the indenture, whichever is more restrictive;

  (4)
  applicable law, rule, regulation, order, approval, governmental license, permit or similar restriction;

  (5)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (6)
  customary non-assignment provisions in purchase and sale or exchange agreements for Hydrocarbons, agreements of the types described in Permitted Business Investments or similar operational agreements, or in licenses, easements leases or other contracts, in each case, entered into in the ordinary course of business;

  (7)
  agreements governing purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

  (8)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (9)
  agreements governing Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (10)
  agreements governing Liens permitted to be incurred under the provisions of the covenant described above under the caption " — Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (11)
  provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

  (12)
  agreements governing Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

  (13)
  any agreement with respect to any property or asset acquired after the date of the indenture (including by merger or consolidation) as in effect at the time of such acquisition (except to the extent such agreement was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any property or assets other than the property or assets so acquired; and

  (14)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

        In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, additions, repairs, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

Merger, Consolidation or Sale of Assets

        The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the notes and the indenture pursuant to a supplemental indenture or other agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists;

  (4)
  the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption " — Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the Company for such four-quarter period; and

  (5)
  the Company has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with the indenture.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the

Company and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to any merger or consolidation of the Company with or into, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the Company's properties or assets to, a Guarantor solely for the purpose of reincorporating the Company in another jurisdiction.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with (which term, for purposes of this covenant, shall include ", or for the benefit of" where appropriate in the context), any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Company's Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

  (2)
  the Company delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment or consulting agreement, employee benefit plan, officer or director indemnification, compensation or severance agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

  (2)
  transactions between or among the Company and/or its Restricted Subsidiaries, and Guarantees, indemnities and letters of credit issued by, or for the account of, and Permitted Liens granted for the benefit of, the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, in each case otherwise permitted by the indenture;

  (3)
  transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

  (4)
  payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

  (5)
  any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

  (6)
  Permitted Investments and Restricted Payments (and any other payments excluded from such definitions or their component definitions) that do not violate the provisions of the indenture described above under the caption " — Restricted Payments";

  (7)
  transactions effected in accordance with the terms of the agreements described in the prospectus under the caption "Transactions with Related Parties," as such agreements are in effect on the date of the indenture and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less advantageous to the Company, taken as a whole, than the agreement so amended or replaced;

  (8)
  loans or advances to employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business permitted under clause (8) of the definition of Permitted Investments;

  (9)
  any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unaffiliated Person;

  (10)
  in the case of contracts for exploiting, exploring for, acquiring, developing, producing, operating, processing, gathering, marketing, distributing, treating, selling, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of the indenture (a) that, in the good faith determination of the Board of Directors of the Company or the senior management thereof, are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person and (b) with respect to which the Company has complied with clauses 2(a) and 2(b) of the prior paragraph; and

  (11)
  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture that, in the good faith judgment of the Board of Directors or senior management of the Company, are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person.

Business Activities

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

        If, after the date of the indenture, any Subsidiary of the Company (including any Subsidiary acquired or created after the date of the indenture) that is not already a Guarantor (1) guarantees any Indebtedness of the Company or any Guarantor or (2) is a Domestic Subsidiary and is an obligor with respect to any Indebtedness under any Credit Facility, then, in either case, that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering an opinion of counsel satisfactory to the trustee within 30 business days after the date that Subsidiary guaranteed or became obligated with respect to such Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

        Except during any period that certain covenants have been suspended as described above under " — Suspension of Covenants if Notes Rated Investment Grade," the Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption " — Restricted Payments" or represent a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption " — Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption " — Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if: (1) such Indebtedness is permitted under the covenant described under the caption " — Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

        The Company will not, and will not permit any of its Restricted Subsidiaries to, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish (whether through hard copy or Internet access) to the holders of notes or cause the trustee to furnish to the holders of notes (or file or furnish, as applicable, with the SEC for public availability), within the time periods specified in the SEC's rules and regulations which are applicable to the Company (or which would be applicable to the Company, in the event the Company is not so required), after giving effect to all applicable extensions and cure periods:

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports and to the Company (or which would be applicable to the Company, if the Company were required to file such reports), after giving effect to all applicable extensions and cure periods (unless the SEC will not accept such a filing). Each filing will be deemed to satisfy the Company's obligation to furnish the filed information or report to the holders.

        If the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        This covenant will not impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable.

        Any reports, information or documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system shall be deemed filed with the trustee and furnished to the holders of the notes and securities analysts as required pursuant to this covenant.

        Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any financial information required by this covenant shall be deemed cured (and Company shall be deemed to be in compliance with this covenant) upon furnishing such financial information as contemplated by this covenant (but without regard to the date on which such financial statement or report is so furnished); provided that such cure shall not otherwise affect the rights of the holders under " — Events of Defaults and Remedies" if the principal of, premium, if any, on, and interest, if any, on, the notes have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest, if any, on the notes;

  (2)
  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

  (3)
  failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions " — Repurchase at the Option of Holders — Change of Control," " — Repurchase at the Option of Holders — Asset Sales," " — Certain Covenants — Restricted Payments," " — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock" or " — Certain Covenants — Merger, Consolidation or Sale of Assets;"

  (4)
  failure by the Company or any of its Restricted Subsidiaries for 60 days (or, in the case of the provisions described under the caption " — Reports," 120 days) after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of the other agreements in the indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; provided, however, if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid in full, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

  (6)
  failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

  (7)
  except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

  (8)
  certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default known to it if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium, if any, on, interest, if any, on the notes.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee written notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

  (3)
  such holder or holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

  (4)
  the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

  (5)
  during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

        The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the notes.

        The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon any officer of the Company becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, on, or interest, if any, on, such notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee under the indenture, and the Company's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under " — Events of Default and Remedies" (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (or, if two or more of any nationally recognized investment banks, appraisal firms or firms of independents accountants decline to issue such opinion after the Company has made reasonable efforts to obtain such an opinion, in the opinion of the Company's chief financial officer), to pay the principal of, premium on, if any, and interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

  (6)
  the Company must deliver to the trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

  (7)
  the Company must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, or interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption or repurchase of the notes (except those provisions relating to the covenants described above under the caption " — Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium, if any, on, or interest, if any, on, the notes (other than as permitted by clause (7) below);

  (7)
  waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption " — Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment, supplement and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Company, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

  (1)
  to cure any ambiguity, omission, mistake, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the Company's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets, as applicable;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to conform the text of the indenture, the notes or the Note Guarantees to any provision of this Description of the Notes;

  (7)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

  (8)
  to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

  (9)
  to secure the notes or the Note Guarantees pursuant to the requirements of the covenant described above under the subheading " — Certain Covenants — Liens";

  (10)
  to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the indenture; or

  (11)
  to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the holders becomes effective, the Company will send to the holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium, if any, on, or interest, if any, on, the notes to the date of maturity or redemption;

  (2)
  in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

  (3)
  the Company or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

  (4)
  the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, the Company must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        Wells Fargo Bank, N.A. will be the Trustee under the indenture.

        If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture will provide that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee reasonable indemnity or security reasonably satisfactory to it against any loss, liability or expense.

Governing Law

        The indenture, the notes and the Note Guarantees will be governed by, and will be construed in accordance with, the laws of the State of New York.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Bonanza Creek Energy, Inc., 410 17th Street, Suite 1400, Denver, Colorado, 80202, Attention: Investor Relations.

Book-Entry, Delivery and Form

        The notes will be issued initially only in the form of one or more global notes (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held only through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC), unless transferred to a person that takes delivery through a Global Note in accordance with the certification requirements described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See " — Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Company that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, premium, if any, on, and interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the Guarantors, the trustee or any agent of the Company, the Guarantors or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Company or the Guarantors. None of the Company, the Guarantors or the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 90 days;

  (2)
  the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note except in the limited circumstances provided in the indenture.

Same Day Settlement and Payment

        The Company will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, and interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, premium, if any, and interest, if any, with respect to Certificated Notes in the manner described above under " — Methods of Receiving Payments on the Notes." The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination,

  (1)
  the sum of:

  (a)
  the discounted future net revenues from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines (before any state or federal income taxes) as estimated in a reserve report prepared as of the end of the Company's most recently completed fiscal year, which reserve report is prepared, audited or reviewed by independent petroleum engineers as to proved reserves accounting for at least 80% of all such discounted future net revenues and by the Company's petroleum engineers with respect to any other proved reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from:

  (i)
  estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end reserve report, and

  (ii)
  estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

      (iii)
      estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end reserve report, and

      (iv)
      reductions in estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

      in the case of the preceding clauses (i) through (iv), calculated on a pre-tax basis and in accordance with SEC guidelines (utilizing the prices utilized in such Person's year-end reserve report); provided, however, that in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Company's petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

    (b)
    the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company's books and records as of a date no earlier than the last day of the Company's most recent quarterly or annual period for which internal financial statements are available,

    (c)
    the Consolidated Net Working Capital of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company's most recent quarterly or annual period for which internal financial statements are available; and

    (d)
    the greater of:

    (i)
    the net book value and

    (ii)
    the appraised value, as estimated by independent appraisers,

      of other tangible assets (including Investments in unconsolidated Subsidiaries), in each case, of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company's most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company shall not be required to obtain such an appraisal and only clause (d)(i) of this definition shall apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (1),

  (2)
  the sum of

  (a)
  minority interests,

  (b)
  to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net gas balancing liabilities of the Company and its Restricted Subsidiaries as of the last day of the Company's most recent annual or quarterly period for which internal financial statements are available;

  (c)
  to the extent included in clause (1)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, and

  (d)
  the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

        If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the successful efforts method of accounting.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. Unless otherwise specified or the context shall otherwise require, each reference to an "Affiliate" will refer to an Affiliate of the Company.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of the note; or

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the note at August 1, 2018 (such redemption price being set forth in the table appearing above under the caption " — Optional Redemption") plus (ii) all required interest payments due on the note through August 1, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over

  (b)
  the principal amount of the note.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance, transfer or other disposition (each, a "disposition") of any assets or rights by the Company or any of the Company's Restricted Subsidiaries; provided that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption " — Repurchase at the Option of Holders — Change of Control" and/or the provisions described above under the caption " — Certain Covenants — Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale by the Company or any of the Company's Restricted Subsidiaries of Equity Interests in any of the Company's Subsidiaries.

        Notwithstanding the preceding, each of the following items will be deemed not to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

  (2)
  a disposition of assets between or among the Company and its Restricted Subsidiaries;

  (3)
  an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

  (4)
  the disposition of products, services or accounts receivable in the ordinary course of business and any disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

  (5)
  licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

  (6)
  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

  (7)
  the granting of Liens not prohibited by the covenant described above under the caption " — Liens;"

  (8)
  the disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);

  (9)
  a Restricted Payment that does not violate the covenant described above under the caption " — Certain Covenants — Restricted Payments" or a Permitted Investment (or a disposition or issuance that would constitute a Restricted Payment or a Permitted Investment but for an exclusion from the definition thereof);

  (10)
  a disposition of Hydrocarbons, sand or other mineral products in the ordinary course of business;

  (11)
  an Asset Swap;

  (12)
  dispositions of crude oil and natural gas properties, provided that at the time of any such disposition such properties do not have associated with them any proved reserves;

  (13)
  any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

  (14)
  issuances and sales of directors' qualifying shares and other Capital Stock in Restricted Subsidiaries issued to foreign governments, foreign individuals or other third parties to the extent required by applicable law; and

  (15)
  farmouts of undeveloped oil and gas properties, deemed transfers of working interests under any joint operating agreement as the result of electing (or being deemed to have elected) not to participate in the drilling operations for a new well, and assignments under pooling or unitization agreements or other contracts that are customary in the Oil and Gas Business.

        "Asset Sale Offer" has the meaning assigned to that term under the caption " — Repurchase at the Option of Holders — Asset Sales."

        "Asset Swap" means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions described above under the caption " — Repurchase at the Option of Holders — Asset Sales" if then in effect.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of a general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight and demand bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within nine months after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act));

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Company; or

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any "person" (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

        "Change of Control Offer" means an offer by the Company to repurchase notes as described in the first paragraph under the caption " — Repurchase at the Option of Holders — Change of Control."

        "Consolidated EBITDAX" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Asset Sale, or the disposition of securities or the early extinguishment of Indebtedness, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

  (5)
  if such Person accounts for its oil and gas operations using successful efforts or a similar method of accounting, consolidated exploration expense of such Person and its Restricted Subsidiaries; plus

  (6)
  any reasonable expenses and charges related to any Permitted Investment, acquisition, disposition, Equity Offering, recapitalization, or issuance or incurrence of Indebtedness permitted to be incurred under the indenture (in each case, whether or not successful); minus

  (7)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

  (8)
  to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

  (1)
  all extraordinary gains (or losses) and all gains (or losses) realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

  (2)
  the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person (or, in the case of a loss for such period, only to the extent of the aggregate cash or fair market value of property contributed to such Person by the Company or any Restricted Subsidiary during such period);

  (3)
  the net income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

  (4)
  the cumulative effect of a change in accounting principles will be excluded;

  (5)
  unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC 815, will be excluded;

  (6)
  any asset impairment or writedown on or related to Oil and Gas Properties under GAAP or SEC guidelines will be excluded; and

  (7)
  non-cash charges relating to grants of performance shares, stock options, stock awards, stock purchase agreements or management compensation plans for officers, directors, employees or consultants of the Company or a Restricted Subsidiary of the Company (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) to the extent that such non-cash charges are deducted in computing such Consolidated Net Income will be excluded; provided that if the Company or any Restricted Subsidiary of the Company makes a cash payment in respect of a non-cash charge in any period, such cash payment shall (without duplication) be deducted from the Consolidated Net Income of the Company for such period.

        "Consolidated Net Working Capital" of any Person as of any date of determination means (a) all current assets of such Person and its Restricted Subsidiaries except current assets from Oil and Gas Hedging Contracts, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

        "continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

        "Credit Agreement" means that certain Credit Agreement, dated as of March 29, 2011, as amended to date, by and among the Company, as borrower, KeyBank National Association, as administrative agent and issuing lender, and certain financial institutions, as lenders, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption " — Certain Covenants — Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" of any Person means (1) any and all Capital Stock of such Person and (2) all warrants, options or other rights to purchase (whether or not currently exercisable), or participations or other equivalents of or interests in (however designated) such Capital Stock of such Person (but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests).

        "Equity Offering" means a public or private sale of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis by the Company after the date of the indenture.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Indebtedness" means all Indebtedness of the Company and its Restricted Subsidiaries (other than (i) Indebtedness under the Credit Agreement and (ii) Indebtedness described in item (iii) of the second paragraph under the heading " — Incurrence of Indebtedness and Issuance of Preferred Stock") in existence on the date of the indenture, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by senior management of the Company or, in the case of any determination of value in excess of $25.0 million, the Board of Directors of the Company (in each case, unless otherwise provided in the indenture).

        "FASB ASC 815" means Financial Accounting Standards Board Accounting Standards Codification 815.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated EBITDAX of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

  (2)
  the Consolidated EBITDAX attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

  (4)
  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

  (5)
  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

  (6)
  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date of 12 months or more, or, if the remaining term is less than 12 months, taking such Hedging Obligation into account on a proportional basis).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings) and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4)
  all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, in each case, determined on a consolidated basis in accordance with GAAP.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

        "Government Securities" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (1) and (2) above, are not callable or redeemable at the option of the issuers thereof; or (3) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security evidenced by such depository receipt.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, "Guarantee" has a correlative meaning.

        "Guarantors" means any domestic Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

  (2)
  other agreements or arrangements designed to manage interest rates or interest rate risk; and

  (3)
  Oil and Gas Hedging Contracts.

        "Hydrocarbons" means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and other minerals or products commonly created, recovered or produced in association therewith or refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

  (6)
  representing any Hedging Obligations; or

  (7)
  in respect of any Guarantee by such Person of production or payment with respect to a Production Payment (but not any other contractual obligation in respect of such Production Payment),

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        Notwithstanding the foregoing, "Indebtedness" shall not include:

  (1)
  any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

  (2)
  in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

  (3)
  any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by the indenture, provided such obligation is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary of the Company; or

  (4)
  except as provided in clause (7) in the preceding paragraph, any obligation in respect of any Production Payments and Reserve Sales.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, payroll, travel and similar advances to officers, employees, directors, consultants and others made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any

Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption " — Certain Covenants — Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption " — Certain Covenants — Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement. In no event shall a right of first refusal be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to the ratings business thereof.

        "Net Proceeds" means cash in an amount equal to the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (and all other Obligations related thereto), other than revolving credit Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for sale price adjustment, indemnification or retained liability obligations in respect of the sale price of such assets or such Asset Sale established in accordance with GAAP, and all distributions and other payments required to be made to minority interest holders in Subsidiaries or to holders of royalty or similar interests as a result of such Asset Sale. Notwithstanding any other provision of the indenture, tracing of proceeds from an Asset Sale is not required, and the Company and its Restricted Subsidiaries may use other cash in an equivalent amount in lieu of such proceeds in satisfaction of the requirements of the covenant described under " — Repurchase at the Option of Holders — Asset Sales."

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

  (2)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

        "Note Guarantee" means the Guarantee by each Guarantor of the Company's obligations under the indenture and the notes, contained in or executed pursuant to the provisions of the indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Oil and Gas Business" means (i) the acquisition, exploration, development, production, operation and disposition of interests in Hydrocarbon and other minerals, (ii) the gathering, distributing, marketing, treating, processing (but not refining), storage, selling, transporting and other handling of any production from such interests or properties, (iii) any business relating to any of the activities described in clauses (i) and (ii) of this definition conducted with respect to Hydrocarbons and other minerals and products commonly created, used, recovered or produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

        "Oil and Gas Hedging Contracts" means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons (or related revenues or costs, including basis) to be used, produced, processed or sold by the Company or any of its Restricted Subsidiaries that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes.

        "Oil and Gas Properties" means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act.

        "Permitted Acquisition Indebtedness" means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock (a) of a Person existing at the time such Person became a Restricted Subsidiary of the Company as a result of having been acquired; provided, such Indebtedness or Disqualified Stock was not incurred in contemplation of such acquisition or (b) of a Person that was merged or consolidated with or into the Company or any of its Restricted Subsidiaries that was not incurred in contemplated of such merger or consolidation; provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either:

  (1)
  immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption " — Incurrence of Indebtedness and Issuance of Preferred Stock," or

  (2)
  immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

        "Permitted Business Investments" means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, producing, operating, processing, gathering, marketing, distributing, treating, selling, transporting, storing or otherwise handling Hydrocarbons and other minerals and properties that contain or are believed to contain Hydrocarbons and other minerals, through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in properties that contain or are believed to contain Hydrocarbons and other minerals or any interest therein or gathering, transportation, processing, storage or related systems or ancillary real property interests, in each case either directly or through entities the primary purpose of which is to own or operate any of the foregoing, and (ii) entry into and Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, contracts for the sale, transportation or exchange of oil and natural gas, production sharing agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements with third parties.

        "Permitted Investments" means:

  (1)
  any Investment in the Company or in a Restricted Subsidiary of the Company;

  (2)
  any Investment in cash and Cash Equivalents;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Company; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption " — Repurchase at the Option of Holders — Asset Sales," including pursuant to an Asset Swap;

  (5)
  any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

  (6)
  any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

  (7)
  Investments represented by Hedging Obligations;

  (8)
  loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company and consistent with past practice;

  (9)
  repurchases of the notes;

  (10)
  any guarantee of Indebtedness permitted to be incurred by the covenant entitled " — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock" other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

  (11)
  any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

  (12)
  Investments acquired after the date of the indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption " — Merger, Consolidation or Sale of Assets" after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

  (13)
  Permitted Business Investments;

  (14)
  receivables owing to the Company or any Restricted Subsidiary of the Company created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary of the Company deems reasonable under the circumstances;

  (15)
  Investments constituting prepaid expenses or advances or extensions of credit to customers or suppliers in the ordinary course of business;

  (16)
  endorsements of negotiable instruments and documents in the ordinary course of business;

  (17)
  Investments in the form of pledges or deposits made in the ordinary course of business and constituting Permitted Liens; and

  (18)
  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding that do not exceed the greater of (a) $20.0 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets determined as of the date such Investment is made (after giving effect to any dividends, interest payments, return of capital and subsequent reduction in the amount of any Investment made pursuant to this clause as a result of the repayment or other disposition thereof, in an amount not to exceed the amount of such Investments previously made pursuant to this clause); provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment (including any Investment as a result of any such Person becoming an Unrestricted Subsidiary) and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary.

        "Permitted Liens" means:

  (1)
  Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the indenture to be incurred pursuant to clause (1) of the definition of Permitted Debt and/or securing Hedging Obligations related thereto and/or securing Obligations with regard to Treasury Management Arrangements;

  (2)
  Liens in favor of the Company or the Guarantors;

  (3)
  Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

  (4)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

  (5)
  Liens to secure the performance of statutory or regulatory obligations, insurance, surety or appeal bonds, workers' compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

  (6)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled " — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

  (7)
  Liens existing on the date of the indenture;

  (8)
  Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

  (9)
  Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

  (a)
  the new Lien is limited to all or part of the same property and assets that secured, or, under the written agreements pursuant to which the original Lien arose, could secure, the original Lien; and

  (b)
  the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay accrued interest and any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

  (10)
  Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

  (11)
  filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

  (12)
  bankers' Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

  (13)
  Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

  (14)
  Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person's obligations in respect of bankers' acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (15)
  grants of software and other technology licenses in the ordinary course of business;

  (16)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

  (17)
  Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

  (18)
  Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements that are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

  (19)
  Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

  (20)
  Liens imposed by law, including landlords', carriers', warehousemen's, mechanics', materialmen's and repairmen's Liens, or related contracts in the ordinary course of business, in each case for sums not overdue for more than 60 days (or which, if due and payable, are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof);

  (21)
  Liens for taxes, assessments or other governmental charges not overdue for more than 30 days (or which, if so overdue, are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and the Restricted Subsidiaries of the Company taken as a whole;

  (22)
  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of the Company or any Restricted Subsidiary of the Company in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (23)
  survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of the Company or any Restricted Subsidiary of the Company or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary of the Company;

  (24)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary of the Company;

  (25)
  any interest or title of a lessor under any operating lease;

  (26)
  Liens on pipelines or pipeline facilities that arise by operation of law;

  (27)
  Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture, provided, that such Liens are solely for the benefit of the trustees, agents, or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

  (28)
  Liens (a) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired by the Company or any Restricted Subsidiary of the Company under clause (3) of the definition of "Permitted Investment" to be applied against the purchase price for such Investment, (b) consisting of an agreement to dispose of any property in a disposition permitted under the indenture and (c) on cash earnest money deposits made by the Company or any Restricted Subsidiary of the Company in connection with any letter of intent or purchase agreement permitted under the indenture;

  (29)
  Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that, at any one time outstanding, does not exceed the greater of (a) $20.0 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets of the Company determined as of the date such Lien is incurred; and

  (30)
  any Lien renewing, extending, refinancing or refunding a Lien permitted by this definition, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to accrued interest and premium thereon and fees, costs and expenses incurred in connection therewith, and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

        In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Permitted Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, additions, repairs, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew,

refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, costs and expenses, including premiums, incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness (a) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (b) has a final maturity date that is (i) later than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) more than 90 days after the final maturity date of the notes;

  (3)
  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Note Guarantees, as applicable, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

  (4)
  such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Production Payments" means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

        "Production Payments and Reserve Sales" means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.

        "Qualifying Equity Interests" means Equity Interests of the Company other than (1) Disqualified Stock and (2) Equity Interests sold in an Equity Offering prior to the third anniversary of the date of the indenture that are eligible to be used to support an optional redemption of notes pursuant to the "Optional Redemption" provisions of the indenture.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, and any successor to the ratings business thereof.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Debt" means:

  (1)
  all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

  (2)
  any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include: (a) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates; (b) any Indebtedness that is incurred in violation of the Indenture; or (c) any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1- 02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        Unless otherwise specified or the context shall otherwise require, each reference to a "Subsidiary" will refer to a Subsidiary of the Company.

        "Treasury Management Arrangement" means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2018; provided, however, that if the period from the redemption date to August 1, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate on the second business day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers' certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted by the covenant described above under the caption " — Certain Covenants — Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (3)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity

    Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee would be released upon such designation.

        All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries. In the case of any designation by the Company of a Person as an Unrestricted Subsidiary on the first day that such Person is a Subsidiary of the Company in accordance with the provisions of the indenture, such designation shall be deemed to have occurred for all purposes of the indenture simultaneously with, and automatically upon, such Person becoming a Subsidiary.

        "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity that does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary based on present law of the material United States federal income tax considerations relating to the acquisition, ownership and disposition of the notes offered pursuant to this prospectus supplement, but does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, rulings and pronouncements of the Internal Revenue Service (the "IRS"), and judicial decisions, all as of the date of this prospectus supplement. These authorities may be changed, perhaps retroactively, and are subject to different interpretations, so the United States federal income tax consequences may be different from those described herein. This summary applies only to holders of the notes who hold the notes as capital assets (generally, property held for investment) and who acquire the notes in this offering, at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash).

        This summary does not address tax considerations arising under the laws of any foreign, state or local jurisdiction or the effect of any tax treaty. In addition, this discussion does not address tax considerations that are the result of a holder's particular circumstances or of special rules, such as those that apply to holders subject to the alternative minimum tax, banks and other financial institutions, tax-exempt organizations, insurance companies, dealers or traders in securities or commodities, regulated investment companies, real estate investment trusts, United States Holders (as defined below) whose "functional currency" is not the U.S. dollar, certain former citizens or former long-term residents of the United States, foreign governments or international organizations, persons who will hold the notes as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction or integrated transaction, or partnerships (including any entity or arrangement treated as a partnership for United States federal income tax purposes) or other pass-through entities or investors in such entities. If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds the notes, then the United States federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner in a partnership considering the purchase of notes should consult its tax advisor as to its tax consequences. We have not sought any ruling from the IRS or opinion of counsel with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with and not challenge these statements and conclusions.

United States Holders

        As used in this discussion, "United States Holder" means a beneficial owner of notes that for United States federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the "substantial presence" test under Section 7701(b) of the Code;

  •
  a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any political subdivision or state thereof, or the District of Columbia;

  •
  an estate whose income is subject to United States federal income taxation regardless of its source; or

  •
  a trust (i) if its administration is subject to the primary supervision of a court within the United States and one or more "United States persons" (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Payments of interest

        We expect, and the remainder of this summary assumes, that the notes offered hereby will not be treated as issued with any original issue discount.

        Interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for United States federal income tax purposes.

Disposition of the Notes

        Upon the sale, exchange, redemption, retirement or other taxable disposition of the notes, you generally will recognize capital gain or loss equal to the difference between:

  •
  the amount of cash proceeds and the fair market value of any property received on such disposition (less any amount attributable to accrued and unpaid interest on the notes that you have not previously included in income, which will generally be taxable as ordinary income); and

  •
  your adjusted tax basis in the notes.

        Your adjusted tax basis in a note generally will equal the cost of the note to you decreased by any payment on the notes other than a payment of stated interest. Any gain or loss that is recognized on the disposition of the notes generally will be capital gain or loss and will be long-term capital gain or loss if you have held the notes for more than one year at the time of disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at reduced rates. Your ability to deduct capital losses is subject to certain limitations.

Payments upon early redemptions and other circumstances

        In certain circumstances (see "Description of the Notes — "Optional Redemption" and "— Repurchase at the Option of Holders — Change of Control" included in this prospectus supplement), we may be entitled or obligated to redeem the notes before their stated maturity date or obligated to pay a United States Holder additional amounts in excess of stated interest or principal on the notes. We do not intend to treat the potential redemption or payment of any such amounts as part of or affecting the yield to maturity of the notes, based in part on certain assumptions regarding the likelihood, as of the date of the issuance of the notes, that such additional amounts will be paid. Assuming such position is respected, any amounts paid to a United States Holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described in "— United States Holders — Disposition of the Notes," in accordance with such holder's method of accounting for United States federal income tax purposes. In all such instances, our position is binding on a United States Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS and if the IRS were to successfully challenge this determination, a United States Holder might be required to accrue income on the notes at a higher yield and to treat as ordinary income (rather than capital gain) income realized on the taxable disposition of a note.

Tax on Net Investment Income

        Recently enacted legislation generally imposes a tax of 3.8% on the "net investment income" of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property (such as a note), less certain deductions. United States Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Information reporting and backup withholding

        In general, information reporting is required as to payments of interest on the notes and on the proceeds of a disposition of the notes unless you are a corporation or other exempt person and, if requested, certify such status. In addition, you will be subject to backup withholding on payments made to you of principal and interest on your note and to payments of proceeds of a sale or other disposition of your note if you are not exempt, you fail to properly furnish a correct taxpayer identification number (which, for an individual, is ordinarily his or her social security number) certified under penalties of perjury, or if the IRS has notified you that you are subject to backup withholding.

        Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Non-United States Holders

        As used in this discussion, "non-United States Holder" means any beneficial owner of the notes that is an individual, corporation, estate or trust that is not a United States Holder. The rules governing the United States federal income taxation of a non-United States Holder are complex, and no attempt will be made herein to provide more than a summary of certain of those rules. NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE EFFECT OF UNITED STATES FEDERAL, STATE AND OTHER TAX LAWS, AS WELL AS FOREIGN TAX LAWS, INCLUDING ANY REPORTING REQUIREMENTS AND THEIR ENTITLEMENTS TO BENEFITS UNDER ANY APPLICABLE INCOME TAX TREATY.

Payments of interest

        Interest on the notes will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with your conduct of a trade or business in the

United States and if you qualify for the "portfolio interest" exemption. You will qualify for the portfolio interest exemption if you:

  •
  do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

  •
  are not a controlled foreign corporation related to us, directly or indirectly, actually or constructively, through stock ownership;

  •
  are not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

  •
  appropriately certify as to your foreign status.

        You may generally meet the certification requirement listed above by providing to us or our agent a properly completed IRS Form W-8BEN or W-8BEN-E. If the portfolio interest exemption is not available to you, then payments of interest on the notes will be subject to United States federal withholding tax at a rate of 30% unless you certify on IRS Form W-8BEN or W-8BEN-E as to your eligibility for a lower rate under an applicable United States income tax treaty.

        Interest that is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States) is not subject to withholding if you provide a properly completed IRS Form W-8ECI. However, you generally will be subject to United States federal income tax on such interest on a net income basis at the graduated rates applicable to United States persons generally. In addition, if you are a foreign corporation you may incur a branch profits tax on such interest equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable United States income tax treaty. For this purpose, you must include interest, gain and income on your notes in the earnings and profits subject to United States branch profits tax if these amounts are effectively connected with your conduct of a trade or business in the United States.

Disposition of the Notes

        You generally will not be subject to United States federal income tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes (other than any amount allocable to accrued and unpaid interest, which generally will be taxable as interest and may be subject to the rules discussed above in "— Non-United States Holders — Payments of interest") unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States), in which case you generally will be subject to United States federal income tax in the same manner as a United States person, and if you are a foreign corporation, you may incur a branch profits tax at a rate of 30% (or a lower applicable treaty rate) of your effectively connected earnings and profits, which would include such gain; or

  •
  you are an individual present in the United States for 183 days or more in the taxable year in which such disposition occurs and certain other conditions are met, in which case you will be subject to United States federal income tax at a 30% rate (or lower applicable treaty rate) on the gain, which may be offset by United States source capital losses, provided you have timely filed United States federal income tax returns with respect to such losses.

Information reporting and backup withholding

        Payments to you of interest on the notes (including amounts withheld from such payments, if any) generally will be required to be reported to the IRS and to you. Copies of the information returns filed with the IRS may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside or are established. United States backup withholding generally will not apply to payments to you of interest on the notes if the statement described in "— Non-United States Holders — Payments of interest" is duly provided by you or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person.

        Payment of the proceeds of a sale or other taxable disposition of the notes effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of the notes effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-United States Holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the sale of the notes effected outside the United States by such a broker if it has certain connections to the United States.

        Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (FATCA)

        We generally will be required to withhold 30% of any interest on the notes, and, effective January 1, 2017, 30% of the gross proceeds from a sale of the notes, paid (i) to a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other requirements, or (ii) to a non-financial foreign entity unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and meets certain other requirements. Foreign financial institutions located in jurisdictions that have intergovernmental agreements with the United States may be subject to different rules. If payment of this withholding tax is made, Non-United States Holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such interest or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. You should consult your tax advisor regarding the potential application of these withholding rules to your investment in the notes.

UNDERWRITING; CONFLICTS OF INTEREST

        RBC Capital Markets, LLC is acting as representative of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Underwriter	Principal Amount of Notes Offered Hereby
RBC Capital Markets, LLC	$76,272,000
Wells Fargo Securities, LLC	38,137,000
J.P. Morgan Securities LLC	38,137,000
KeyBanc Capital Markets Inc.	30,508,000
BMO Capital Markets Corp.	30,508,000
BBVA Securities Inc.	15,203,000
IBERIA Capital Partners L.L.C.	15,203,000
Scotia Capital (USA) Inc.	15,203,000
SG Americas Securities, LLC	15,203,000
Capital One Securities, Inc.	4,271,000
Global Hunter Securities, LLC	4,271,000
Mitsubishi UFJ Securities (USA), Inc.	4,271,000
Sterne, Agee & Leach, Inc.	4,271,000
SunTrust Robinson Humphrey, Inc.	4,271,000
U.S. Bancorp Investments, Inc.	4,271,000
Total	$300,000,000

        The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of 0.375% of the principal amount of the notes. The underwriters may allow, and the dealers may re-allow, a discount not in excess of 0.25% of the principal amount of the notes, respectively, to other dealers. After the initial public offering, the offering price and other selling terms may be changed. The underwriters may offer and sell the notes through certain of their affiliates.

        The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

	Per Note	Total
Underwriting Discount	1.9667%	$5,900,100

        Cadence Bank is acting as a financial advisor in connection with this offering and will receive a fee of $100,000 for its services. Cadence Bank is not acting as an underwriter in this offering.

        We estimate that our total expenses for this offering, not including the underwriting discounts, will be approximately $300,000. We have also agreed to reimburse the underwriters for certain of their expenses as set forth in the underwriting agreement. Such amount shall not exceed $30,000.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        We have agreed that, for a period of 60 days after the date of this prospectus supplement, we will not, without first obtaining the prior written consent of RBC Capital Markets, LLC, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by us (other than the notes sold under the underwriting agreement) or any securities convertible into or exercisable or exchangeable for any of our debt securities.

        The trading market for the notes is limited. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the notes.

        In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because RBC Capital Markets, LLC or its affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Certain of the underwriters have affiliates that are lenders under our revolving credit facility. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        KeyBank National Association, the administrative agent under our revolving credit facility, as well as affiliates of certain of the other underwriters that are lenders and/or agents under our revolving credit facility received fees in connection with the amendment to the revolving credit facility.

Conflicts of Interest

        A portion of the net proceeds from this offering will be used to repay borrowings under our revolving credit facility. Because affiliates of RBC Capital Markets, LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp., BBVA Securities Inc., IBERIA Capital Partners L.L.C. and SG Americas Securities, LLC are lenders under our revolving credit facility and will each receive 5% or more of the net proceeds of this offering due to such repayment, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp., BBVA Securities Inc., IBERIA Capital Partners L.L.C. and SG Americas Securities, LLC are deemed to have a "conflict of interest" under FINRA Rule 5121. As a result, this offering will be conducted in accordance with FINRA Rule 5121, which requires, among other things, that a "qualified independent underwriter" has participated in the preparation of, and has exercised the standards of "due diligence" with respect to, the preparation of this prospectus supplement. Capital One Securities, Inc. has agreed to act as qualified independent underwriter for the offering and to undertake legal responsibilities and liabilities, of an underwriter under the Securities Act of 1933, as amended, specifically including those inherent in Section 11 of the Securities Act. RBC Capital Markets, LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp., BBVA Securities Inc., IBERIA Capital Partners L.L.C. and SG Americas Securities, LLC will not confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the account holder. We have agreed to indemnify Capital One Securities, Inc. against certain liabilities incurred in connection with it acting as a qualified independent underwriter for this offering, including liabilities under the Securities Act.

Selling Restrictions

        Each underwriter has represented and agreed that:

          (a)   in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

          (i)  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

         (ii)  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

        (iii)  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

          provided that no such offer of notes shall require the issuer or any manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an offer of notes to the public in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

          (b)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Service Markets Act of 2000 ("FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer or the subsidiary guarantors; and

          (c)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        This offering document is for distribution only to persons who (i) are investment professionals, as such term is defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This offering document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this offering document relates is available only to relevant persons and will be engaged in only with relevant persons.

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

        Mayer Brown LLP of Houston, Texas, will pass upon the validity of the notes offered hereby. Certain matters will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement by reference from Bonanza Creek Energy Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Bonanza Creek Energy, Inc.'s internal controls over financial reporting, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as set forth in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The historical oil and natural gas reserve information and related information included and incorporated by reference in this prospectus supplement have been derived from engineering reports prepared by Netherland, Sewell & Associates, Inc., independent reserve engineers for the proved reserve estimates at December 31, 2013, and Cawley, Gillespie & Associates, Inc., independent reserve engineers for the proved reserve estimates at December 31, 2012 and 2011. The estimates have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, and in accordance therewith, we are required to file periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us can be inspected and copied at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at the prescribed rates. The SEC also maintains a site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Room.

        This prospectus supplement and the accompanying prospectus omits certain information that is contained in the registration statement on file with the SEC, of which this prospectus supplement and the accompanying prospectus are a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the SEC or copies thereof obtained at prescribed rates from the public reference section of the SEC at the addresses set forth above.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC (File number 000-35371) pursuant to the Exchange Act are incorporated herein by reference (excluding any information "furnished" pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2014 incorporated by reference therein);

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014;

  •
  our Current Reports on Form 8-K filed with the SEC on February 6, 2014, February 28, 2014, March 24, 2014, May 8, 2014, May 20, 2014, May 23, 2014, June 6, 2014, July 11, 2014; and

  •
  our Definitive Proxy Statement, filed with the SEC on April 30, 2014.

        We incorporate by reference the documents listed above and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information "furnished" pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), after the date on which the registration statement that includes this prospectus supplement was initially filed with the SEC and until all offerings under this prospectus supplement are terminated. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

        You may obtain free of charge, upon written or oral request, a copy of any or all of the information incorporated by reference in this prospectus supplement, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates). Requests for such copies should be directed to:

Bonanza Creek Energy, Inc.
Attention: Investor Relations
410 17th Street, Suite 1400
Denver, CO 80202
Phone: (720) 440-6100
ir@bonanzacrk.com

GLOSSARY OF OIL AND NATURAL GAS TERMS

        We have included below the definitions for certain terms used in this prospectus supplement:

        "3-D seismic data" Geophysical data that depict the subsurface strata in three dimensions. 3-D seismic data typically provide a more detailed and accurate interpretation of the subsurface strata than 2-D, or two-dimensional, seismic data.

        "Analogous reservoir" Analogous reservoirs, as used in resources assessments, have similar rock and fluid properties, reservoir conditions (depth, temperature, and pressure) and drive mechanisms, but are typically at a more advanced stage of development than the reservoir of interest and thus may provide concepts to assist in the interpretation of more limited data and estimation of recovery. When used to support proved reserves, an "analogous reservoir" refers to a reservoir that shares the following characteristics with the reservoir of interest:

        (i)  Same geological formation (but not necessarily in pressure communication with the reservoir of interest);

       (ii)  Same environment of deposition;

      (iii)  Similar geological structure; and

      (iv)  Same drive mechanism.

        "Bbl" One barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil, condensate or natural gas liquids.

        "Bcf" One billion cubic feet of natural gas.

        "Boe" One stock tank barrel of oil equivalent, calculated by converting natural gas volumes to equivalent oil barrels at a ratio of six Mcf to one Bbl of oil.

        "British thermal unit" or "BTU" The heat required to raise the temperature of a one-pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

        "Basin" A large natural depression on the earth's surface in which sediments generally brought by water accumulate.

        "Completion" The process of treating a drilled well followed by the installation of permanent equipment for the production of crude oil or natural gas, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

        "Condensate" A mixture of hydrocarbons that exists in the gaseous phase at original reservoir temperature and pressure, but that, when produced, is in the liquid phase at surface pressure and temperature.

        "Development costs" Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas. More specifically, development costs, including depreciation and applicable operating costs of support equipment and facilities and other costs of development activities, are costs incurred to: (i) gain access to and prepare well locations for drilling, including surveying well locations for the purpose of determining specific development drilling sites, clearing ground, draining, road building, and relocating public roads, gas lines, and power lines, to the extent necessary in developing the proved reserves; (ii) drill and equip development wells, development-type stratigraphic test wells, and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment, and the wellhead assembly; (iii) acquire, construct, and install production facilities such as lease flow lines, separators, treaters, heaters, manifolds, measuring devices, and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems; and (iv) provide improved recovery systems.

        "Development well" A well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive.

        "Dry hole" Exploratory or development well that does not produce oil or gas in commercial quantities.

        "Economically producible" A resource that generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation.

        "Field" An area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature and/or stratigraphic feature. "Formation" A layer of rock which has distinct characteristics that differ from nearby rock.

        "GAAP" Generally accepted accounting principles in the United States.

        "HH" Henry Hub index.

        "Horizontal drilling" A drilling technique used in certain formations where a well is drilled vertically to a certain depth and then drilled at a right angle within a specified interval.

        "LIBOR" London international offered rate.

        "MBbl" One thousand barrels of oil or other liquid hydrocarbons.

        "MBoe" One thousand Boe.

        "Mcf" One thousand cubic feet of natural gas.

        "MMBoe" One million Boe.

        "MMBtu" One million British Thermal Units.

        "MMcf" One million cubic feet of natural gas.

        "NYMEX" The New York Mercantile Exchange.

        "Net acres" The percentage of total acres an owner has out of a particular number of acres, or a specified tract. An owner who has 50% interest in 100 acres owns 50 net acres.

        "Net revenue interest" Economic interest remaining after deducting all royalty interests, overriding royalty interests and other burdens from the working interest ownership.

        "Net well" Deemed to exist when the sum of fractional ownership working interests in gross wells equals one. The number of net wells is the sum of the fractional working interest owned in gross wells expressed as whole numbers and fractions of whole numbers.

        "NGL," "natural gas liquids" or "liquids" Components of natural gas that are separated from the gas state in the form of liquids. These include propane, butane, and ethane, among others.

        "Play" A term applied to a portion of the exploration and production cycle following the identification by geologists and geophysicists of areas with potential oil and gas reserves.

        "Production Costs" Production costs are the costs of activities that involve lifting oil and natural gas to the surface and gathering, treating, processing, and storage in the field.

        "Productive well" A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of the production exceed production expenses and taxes.

        "Proppant" Sized particles mixed with fracturing fluid to hold fractures open after a hydraulic fracturing treatment. In addition to naturally occurring sand grains, man-made or specially engineered proppants, such as resin-coated sand or high-strength ceramic materials like sintered bauxite, may also be used. Proppant materials are carefully sorted for size and sphericity to provide an efficient conduit for production of fluid from the reservoir to the wellbore.

        "Proved developed reserves" Proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well.

        "Proved reserves" Those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs and under existing economic conditions, operating methods and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced, or the operator must be reasonably certain that it will commence the project, within a reasonable time.

        The area of the reservoir considered as proved includes:

        (i)  The area identified by drilling and limited by fluid contacts, if any, and

       (ii)  Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

        Reserves that can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

        (i)  Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based, and

       (ii)  The project has been approved for development by all necessary parties and entities, including governmental entities.

        Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

        "Proved undeveloped reserves" or "PUD" Proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are schedule to be drilled within five years, unless specific circumstances justify a longer time. Under no circumstances shall estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

        "PV-10" A non-GAAP financial measure that represents inflows from proved crude oil and natural gas reserves, less future development and production costs, discounted at 10% per annum to reflect timing of future cash inflows and using the twelve-month unweighted arithmetic average of the first-day-of-the-month commodity prices (after adjustment for differentials in location and quality) for each of the preceding twelve months.

        "Reasonable certainty" If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90 percent probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical and geochemical) engineering, and economic data are made to estimated ultimate recovery with time, reasonably certain estimated ultimate recovery is much more likely to increase or remain constant than to decrease.

        "Recompletion" The process of re-entering an existing wellbore that is either producing or not producing and completing new reservoirs in an attempt to establish or increase existing production.

        "Reserves" Estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

        "Reservoir" A porous and permeable underground formation containing a natural accumulation of producible crude oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

        "Resource play" Refers to drilling programs targeted at regionally distributed oil or natural gas accumulations. Successful exploitation of these reservoirs is dependent upon new technologies such as horizontal drilling and multi-stage fracture stimulation to access large rock volumes in order to produce economic quantities of oil or natural gas.

        "Royalty interest" An interest in an oil and natural gas property entitling the owner to a share of oil or gas production free of production costs.

        "Spacing" The distance between wells producing from the same reservoir. Spacing is often expressed in terms of acres, e.g., 40-acre spacing, and is often established by regulatory agencies. Also referred to as "well spacing."

        "Undeveloped acreage" Those leased acres on which wells have not been drilled or completed to a point that would permit the production of economic quantities of oil or gas regardless of whether such acreage contains proved reserves.

        "Undeveloped reserves" Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Also referred to as "undeveloped oil and gas reserves."

        "Working interest" The right granted to the lessee of a property to explore for and to produce and own oil, gas, or other minerals. The working interest owners bear the exploration, development, and operating costs on either a cash, penalty, or carried basis.

        "WTI" West Texas Intermediate index.

PROSPECTUS

$400,000,000
Debt Securities
Guarantees of Debt Securities

        We may offer and sell from time to time debt securities issued in an aggregate principal amount of up to $400,000,000 of one or more series in one or more offerings in amounts, at prices and on terms determined at the time of the offering. This prospectus provides you with a general description of the debt securities we may offer. Any debt securities we offer pursuant to this prospectus may be guaranteed by one or more of our subsidiaries on terms to be determined at the time of the offering. Unless the context otherwise indicates, we refer to the debt securities and the guarantees of the debt securities as the "debt securities."

        We will provide specific terms of any offering and these debt securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add to, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.

        These debt securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers, and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our debt securities, any applicable fees, commissions, discounts and any over-allotment options held by them will be described in the applicable prospectus supplement. The price to the public of such debt securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 5 of this prospectus and in the documents that are incorporated by reference herein and contained in the applicable prospectus supplement and any related free writing prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 15, 2014.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell the debt securities described in this prospectus.

        This prospectus only provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. To the extent that information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference into such prospectus supplement shall govern. You should read both this prospectus, any prospectus supplement and any related free writing prospectus, together with additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference."

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement or a related free writing prospectus, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

        The terms "we," "us," "our," "our company" and "the Company" refer to Bonanza Creek Energy, Inc. and its subsidiaries, unless the context otherwise requires or where otherwise indicated.

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus and the documents incorporated by reference hereto contains various statements, including those that express belief, expectation or intention, as well as those that are not statements of historic fact, that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). When used in this prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project," "plan," "will," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

        Forward-looking statements include statements related to, among other things:

  •
  reserves estimates;

  •
  estimated production for 2014;

  •
  amount and allocation of forecasted capital expenditures and plans for funding capital expenditures and operating expenses;

  •
  ability to modify future capital expenditures;

  •
  the Wattenberg Field being the most prospective area of the Niobrara formation;

  •
  compliance with debt covenants;

  •
  ability to satisfy obligations related to ongoing operations;

  •
  compliance with government regulations;

  •
  adequacy of gathering systems and impact from the lack of available gathering systems and processing facilities in certain areas;

  •
  natural gas, oil and NGL prices and factors affecting the volatility of such prices;

  •
  impact of lower commodity prices;

  •
  the ability to use derivative instruments to manage commodity price risk;

  •
  plans to drill or participate in wells including the intent to focus in specific areas or formations;

  •
  loss of any purchaser of our products;

  •
  our estimated revenues and losses;

  •
  the timing and success of specific projects;

  •
  intentions with respect to acquisitions and divestitures;

  •
  intentions with respect to working interest percentages;

  •
  management and technical team;

  •
  outcomes and effects of litigation, claims and disputes;

  •
  our business strategy;

  •
  our ability to replace oil and natural gas reserves;

  •
  impact of recently issued accounting pronouncements;

  •
  our financial position;

  •
  our cash flow and liquidity; and

  •
  other statements concerning our operations, economic performance and financial condition.

        We have based these forward-looking statements on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining actual future results. The actual results or developments anticipated by these forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, and may not be realized or, even if substantially realized, may not have the expected consequences. Actual results could differ materially from those expressed or implied in the forward-looking statements.

        Factors that could cause actual results to differ materially include, but are not limited to, the following:

  •
  the risk factors discussed in this prospectus;

  •
  declines or volatility in the prices we receive for our oil, liquids and natural gas;

  •
  general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;

  •
  ability of our customers to meet their obligations to us;

  •
  our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped acreage positions;

  •
  the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

  •
  uncertainties associated with estimates of proved oil and gas reserves and, in particular, probable and possible resources;

  •
  the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental regulation);

  •
  environmental risks;

  •
  seasonal weather conditions and lease stipulations;

  •
  drilling and operating risks, including the risks associated with the employment of horizontal drilling techniques;

  •
  ability to acquire adequate supplies of water for drilling and completion operations;

  •
  availability of oilfield equipment, services and personnel;

  •
  exploration and development risks;

  •
  competition in the oil and natural gas industry;

  •
  management's ability to execute our plans to meet our goals;

  •
  risks related to our derivative instruments;

  •
  our ability to attract and retain key members of our senior management and key technical employees;

  •
  ability to maintain effective internal controls;

  •
  access to adequate gathering systems and pipeline take-away capacity to provide adequate infrastructure for the products of our drilling program;

  •
  our ability to secure firm transportation for oil and natural gas we produce and to sell the oil and natural gas at market prices;

  •
  costs and other risks associated with perfecting title for mineral rights in some of our properties;

  •
  continued hostilities in the Middle East and other sustained military campaigns or acts of terrorism or sabotage; and

  •
  other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations or pricing.

        All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and the documents incorporated by reference hereto are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" and elsewhere in this prospectus and in the section entitled "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2013 and any subsequently filed reports, which are incorporated by reference in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

 THE COMPANY

        We are an independent energy company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Our oil and liquids-weighted assets are concentrated primarily in the Wattenberg Field in Colorado and the Dorcheat Macedonia Field in Southern Arkansas. For additional information about our business, operations and financial results, see the documents listed under "Where You Can Find More Information."

        We were incorporated under the laws of the State of Delaware on December 2, 2010. Our principal executive offices are located at 410 17th Street, Suite 1400, Denver, Colorado 80202. The telephone number at our principal executive offices is (720) 440-6100. Our website address is www.bonanzacrk.com. Information contained on our website is not deemed part of this prospectus.

RISK FACTORS

        Investing in our debt securities involves significant risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and, to the extent applicable, any subsequently filed reports, which are incorporated by reference in this prospectus, and other disclosures in those documents relating to risks that may affect us, including disclosures regarding commitments and contingencies in the notes to our financial statements. Also, please read "Cautionary Statement Regarding Forward-Looking Statements." Additional risk factors that you should carefully consider may be included in a prospectus supplement relating to an offering of debt securities by us or any related free writing prospectus.

        The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be materially and adversely affected.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table contains a summary of our earnings to fixed charges for the periods indicated. You should read the ratio information below in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto in our Annual Report on Form 10-K for year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the period ended March 31, 2014, which are incorporated by reference herein.

	Three Months Ended March 31, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	2.6x	5.7x	15.5x	6.9x	1.4x	—	(1)

(1)
For the year ended December 31, 2009, earnings were inadequate to cover fixed charges and the ratio of earnings to fixed charges therefor has not been presented for that period. The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.00x (one-to-one coverage) was $130.2 million for the year ended December 31, 2009.

USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of debt securities by us in order to: fund or accelerate development growth plans; refinance, in whole or in part, existing indebtedness; finance, in whole or in part, the costs of acquisitions or capital expenditures; or for general corporate purposes. Until we apply the proceeds from a sale of debt securities to their intended purposes, we may invest the proceeds in short-term investments. The specific allocations of the proceeds we receive from the sale of our debt securities will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        As used in this section only, the terms "we," "our," "us," or "the Company" refers only to Bonanza Creek Energy, Inc. and not to any of its subsidiaries.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

        The debt securities will be issued under an indenture between us and Wells Fargo Bank, N.A., as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

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  the title and ranking of the debt securities (including the terms of any subordination provisions);

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which the principal of the securities of the series is payable;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000, and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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  the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any provisions relating to any security provided for the debt securities;

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  any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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  the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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  any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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  whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the "Depositary"), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a "successor person") unless:

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  we are the surviving entity or the successor person (if other than the Company) is an entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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  immediately after giving effect to the transaction, no Default (as defined in the indenture) or Event of Default, shall have occurred and be continuing.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of any debt security of that series at its maturity;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after (i) we receive written notice from the trustee or (ii) the Company and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; and

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  any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1).

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

        We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

        Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

        We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

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  to cure any ambiguity, defect or inconsistency;

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  to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets";

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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  to surrender any of our rights or powers under the indenture;

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  to add covenants or events of default for the benefit of the holders of debt securities of any series;

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  to comply with the applicable procedures of the applicable depositary;

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  to make any change that does not adversely affect the rights of any holder of debt securities;

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  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939. (Section 9.1)

        We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  reduce the principal amount of discount securities payable upon acceleration of maturity;

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  waive a default in the payment of the principal, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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  waive a redemption payment with respect to any debt security. (Section 9.3)

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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  any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").

        The conditions include:

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  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

        None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law). (Section 10.10)

PLAN OF DISTRIBUTION

        We may sell the debt securities offered hereby to one or more underwriters for public offering and sale by them or may sell the debt securities offered hereby to investors directly or through agents, which agents may be affiliated with us. Direct sales may be accomplished through subscription offerings or through subscription rights to our shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying debt securities are not subscribed for, we may sell such unsubscribed debt securities to third parties directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the debt securities will be named in the applicable prospectus supplement or related free writing prospectus.

        The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the debt securities upon the terms and conditions set forth in the applicable prospectus supplement or related free writing prospectus. In connection with the sale of the debt securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement or related free writing prospectus. Underwriters, dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable prospectus supplement or related free writing prospectus.

        Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        Mayer Brown LLP of Houston, Texas, has provided its opinion on the validity of the debt securities offered by this prospectus.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from Bonanza Creek Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Bonanza Creek Energy Inc.'s internal controls over financial reporting, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as set forth in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The historical oil and natural gas reserve information and related information included and incorporated by reference in this prospectus supplement have been derived from engineering reports prepared by Netherland, Sewell & Associates, Inc., independent reserve engineers for the proved reserve estimates at December 31, 2013, and Cawley, Gillespie & Associates, Inc., independent reserve engineers for the proved reserve estimates at December 31, 2012 and 2011. The estimates have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in petroleum engineering.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, and in accordance therewith, we are required to file periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us can be inspected and copied at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at the prescribed rates. The SEC also maintains a site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Room.

        This prospectus omits certain information that is contained in the registration statement on file with the SEC, of which this prospectus is a part. For further information with respect to us and our debt securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the SEC or copies thereof obtained at prescribed rates from the public reference section of the SEC at the addresses set forth above.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC (File number 000-35371) pursuant to the Exchange Act are incorporated herein by reference (excluding any information "furnished" pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2014 incorporated by reference therein);

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  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014;

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  our Current Reports on Form 8-K filed with the SEC on February 6, 2014, February 28, 2014, March 24, 2014, May 8, 2014, May 20, 2014, May 23, 2014, June 6, 2014, and July 11, 2014; and

  •
  our Definitive Proxy Statement, filed with the SEC on April 30, 2014.

        We incorporate by reference the documents listed above and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information "furnished" pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until all offerings under this shelf registration statement are terminated. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may obtain free of charge, upon written or oral request, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to:

Bonanza Creek Energy, Inc.
Attention: Investor Relations
410 17th Street, Suite 1400
Denver, CO 80202
Phone: (720) 440-6100
ir@bonanzacrk.com

$300,000,000

5.75% Senior Notes due 2023

Joint Book-Running Managers
RBC CAPITAL MARKETS
WELLS FARGO SECURITIES
J.P. MORGAN
KEYBANC CAPITAL MARKETS
BMO CAPITAL MARKETS

Co-Managers
BBVA
IBERIA CAPITAL PARTNERS L.L.C.
SCOTIABANK
SOCIETE GENERALE
CAPITAL ONE SECURITIES
GLOBAL HUNTER SECURITIES
MUFG
STERNE AGEE
SUNTRUST ROBINSON HUMPHREY
US BANCORP

PROSPECTUS  SUPPLEMENT

July 15, 2014